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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

Poniard Pharmaceuticals, Inc.
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PONIARD PHARMACEUTICALS, INC.

Notice of 2010 Annual Meeting of Shareholders

TO THE SHAREHOLDERS:

        The 2010 Annual Meeting of Shareholders of Poniard Pharmaceuticals, Inc. will be held at the Company's principal executive offices located at 7000 Shoreline Court, Suite 270, South San Francisco, California 94080, on Wednesday, June 9, 2010 at 9:00 a.m., local time, for the following purposes:

  1.
  To elect ten members to the Board of Directors;

  2.
  To ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for 2010;

  3.
  To approve an amendment and restatement of the Company's Amended and Restated 2004 Incentive Compensation Plan (i) to increase the number of shares of common stock issuable under the plan from 9,738,159 shares to 10,938,159 shares and (ii) to increase the limits on the number of shares that may be granted as awards to individuals in a calendar year to qualify such awards as performance-based compensation for purposes of Section 162(m) of the Internal Revenue Code. Shareholders are also being asked to approve the material terms for performance-based awards under the plan; and

  4.
  To transact such other business as may properly come before the annual meeting or any adjournments or postponements thereof.

Our Board of Directors recommends that you vote FOR Proposals 1, 2 and 3 above.

        Your attention is directed to the accompanying proxy statement for further information with respect to the matters to be acted upon at the annual meeting.

        The record date for determining shareholders entitled to notice of, and to vote at, the annual meeting, or any adjournments or postponements thereof, is the close of business on April 16, 2010.

                      BY ORDER OF THE BOARD OF DIRECTORS

                      Ronald A. Martell
                       Chief Executive Officer

April 28, 2010
South San Francisco, California

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN ON ATTENDING THE 2010 ANNUAL MEETING, WE ASK THAT YOU VOTE AS PROMPTLY AS POSSIBLE BY USING ONE OF THREE CONVENIENT METHODS: (1) BY ACCESSING THE INTERNET SITE DESCRIBED IN THESE VOTING MATERIALS OR VOTING INSTRUCTION FORM PROVIDED TO YOU; (2) BY CALLING THE TOLL-FREE NUMBER; OR (3) BY SIGNING, DATING AND RETURNING ANY PROXY CARD OR INSTRUCTION FORM PROVIDED TO YOU. VOTING BY INTERNET OR BY TELEPHONE IS FAST AND CONVENIENT, AND YOUR VOTE IS IMMEDIATELY CONFIRMED AND TABULATED.

PONIARD PHARMACEUTICALS, INC.
7000 SHORELINE COURT, SUITE 270
SOUTH SAN FRANCISCO, CA 94080
(650) 583-3774

PROXY STATEMENT FOR 2010 ANNUAL MEETING OF SHAREHOLDERS

General

        This proxy statement is furnished in connection with the solicitation by the board of directors of Poniard Pharmaceuticals, Inc. of proxies in the accompanying form for use at the annual meeting of shareholders to be held on Wednesday, June 9, 2010, and any adjournments or postponements thereof. The annual meeting will be held at 9:00 a.m., local time, at the Company's principal executive offices located at 7000 Shoreline Court, Suite 270, South San Francisco, California 94080.

        This proxy statement is first being furnished via the Internet and the Notice of Internet Availability of Proxy Materials is first being mailed to shareholders entitled to vote at the annual meeting on or about April 28, 2010.

Record Date and Voting Shares

        Only holders of record of our common stock outstanding as of the close of business on April 16, 2010, the record date for the annual meeting, are entitled to receive notice of, and to vote at, the annual meeting. On the record date, there were 47,073,262 shares of common stock outstanding. Each holder of common stock is entitled to one vote for each share held of record in such person's name on the record date. Holders of common stock are entitled to vote on all proposals properly presented at the annual meeting.

Quorum

        Under Washington law and our articles of incorporation, a quorum consisting of a majority of the shares entitled to vote must be represented in person or by proxy for the transaction of business at the annual meeting. Abstentions and broker non-votes are counted as present for purposes of determining a quorum. See "Required Vote; Abstentions and Broker Non-Votes" below.

Internet Availability of Proxy Materials; Requesting Paper or E-Mail Copies

        Under rules adopted by the U.S. Securities and Exchange Commission (SEC), we are furnishing proxy materials to our shareholders via the Internet, instead of mailing printed copies of these materials to each shareholder. On or about April 28, 2010, we mailed to all shareholders entitled to vote at the annual meeting a Notice of Internet Availability of Proxy Materials directing shareholders to a web site, www.proxyvote.com, where they can access our proxy materials and view instructions on how to vote online or by telephone. Our 2009 Annual Report to Shareholders was made available at the same time and by the same method. If you would prefer to receive paper or e-mail copies of our annual report to shareholders and proxy materials for this annual meeting or for all future meetings of shareholders, please follow the instructions included in the Notice of Internet Availability of Proxy Materials.

Voting Procedures

        All votes cast by proxy or in person at the annual meeting will be tabulated by a representative of BNY Mellon Shareowner Services, our transfer agent, who will act as the inspector of election for the meeting. The inspector of election will separately tabulate affirmative and negative votes, abstentions and broker non-votes. The inspector will also determine whether a quorum is present.

        Shares that are properly voted on the Internet or by telephone or for which proxy cards are properly executed and returned will be voted at the annual meeting in accordance with the directions given, or in the absence of directions, will be voted FOR the election of the ten nominees to the board of directors named herein and FOR Proposals 2 and 3. It is not expected that any additional matters will be brought before the annual meeting, but if other matters are properly presented, the persons named as proxies will vote in their discretion on such matters.

        The manner in which your shares may be voted depends on how your shares are held. If you own shares of record, meaning that your shares are represented by certificates or book entries in your name so that you appear as a shareholder on the records of BNY Mellon Shareowner Services, our transfer agent, and you request a paper copy of the proxy materials as indicated in your Notice of Internet Availability of Proxy Materials, a proxy card for voting these shares will be included with the paper proxy statement you receive. If you own shares in street name, meaning that your shares are held by a bank or brokerage firm or other nominee, and you request a paper copy of the proxy materials as indicated in your Notice of Internet Availability of Proxy Materials, or if you have already requested paper copies of proxy materials through your bank, brokerage firm or other nominee, you may instead receive a voting instruction form from that institution with this proxy statement that instructs you how to vote your shares.

        Record holders and many street name holders may vote on the Internet or by telephone, as described below. The law of Washington, under which we are incorporated, specifically permits electronically transmitted proxies, provided that each proxy contains or is submitted with information, such as a security or control number, from which the inspector of election can determine that the proxy is authorized by you.

Voting Via the Internet or by Telephone

        Shares Registered in Your Name.    Shareholders of record may vote shares of common stock by using a touch-tone telephone to call 1-800-579-1639 (toll-free 24 hours a day/7 days a week) or via the Internet by accessing the web site www.proxyvote.com. You will need to have your proxy card in hand when you access the web site or when you call. Votes submitted by telephone or via the Internet must be received by 11:59 p.m., Eastern Time, on June 8, 2010. Submitting your proxy by telephone or via the Internet will not affect your right to vote in person should you decide to attend the annual meeting.

        Shares Registered in the Name of a Bank or Broker.    Most beneficial owners of shares held in street name receive instructions from their bank, brokerage firm or other nominee, rather than our proxy card. A number of brokers and banks are participating in a program provided through Broadridge Financial Solutions, Inc. that offers the means to grant proxies to vote shares via the Internet. Votes submitted via the Internet must be received by 11:59 p.m., Eastern Time, on June 8, 2010. Submitting your vote via the Internet will not affect your right to vote in person should you decide to attend the annual meeting. A beneficial owner who wishes to vote at the annual meeting must have an appropriate proxy from his or her broker or bank appointing the beneficial owner as attorney-in-fact for purposes of voting the beneficially held shares at the annual meeting.

Required Vote; Abstentions and Broker Non-Votes

        Election of Directors (Proposal 1).    The holders of common stock are entitled to vote for the election of directors. Each common shareholder voting on the election of directors may cumulate his or her votes and cast as many votes as are equal to the number of directors to be elected multiplied by the number of votes such shareholder is entitled to cast. These votes may be cast for one nominee or distributed among as many nominees as the shareholder desires. If a shareholder wishes to cumulate his or her votes, such shareholder should multiply the number of votes he or she is entitled to cast by the number of directors to be elected (deriving a cumulative total) and then specify the number of votes for each director in the section entitled "Cumulative Voting Instructions" on the proxy card. If a shareholder does not wish to cumulate votes for directors, the shareholder should indicate a vote "for" or "against" each nominee, as provided on the proxy. If a quorum is present at the annual meeting, the ten nominees for election as directors who receive the greatest number of votes cast for the election of directors by the holders of common shares entitled to vote at the annual meeting will be elected directors.

        Ratification of Independent Registered Public Accounting Firm (Proposal 2).    If a quorum is present at the annual meeting, the proposal relating to the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2010 will be adopted if the number of votes cast in favor of the proposal by holders of common shares entitled to vote exceeds the number of votes cast against the proposal at the annual meeting.

        Amendment and Restatement of Amended and Restated 2004 Incentive Compensation Plan (Proposal 3).    If a quorum is present, the proposal relating to the amendment and restatement of the Amended and Restated 2004 Incentive Compensation Plan will be adopted if the number of votes cast in favor of the proposal by holders of common stock entitled to vote exceeds the number of votes cast against the proposal at the annual meeting.

        Abstentions and broker non-votes will have no impact on the vote relating to Proposals 1, 2 and 3 because they will not represent votes cast at the annual meeting. However, abstentions and broker non-votes are counted as present for purposes of determining whether a quorum is present for the transaction of business at the annual meeting. An abstention occurs when a shareholder withholds such shareholder's vote by checking the "abstain" box on the proxy, or when a shareholder present at a meeting does not cast a ballot. Broker non-votes occur when a brokerage firm, bank or other nominee has not received customer instructions and the brokerage firm, bank or nominee either does not exercise, or is not permitted to exercise, discretion to vote those shares on a particular matter. Brokerage firms, banks and other nominees generally have discretionary authority to vote their customers' shares on the ratification of the appointment of Ernst & Young LLP as our registered public accounting firm (Proposal 2). Brokers, banks and other nominees do not have discretionary authority to vote their customers' unvoted shares on the election of directors (Proposal 1) or on the amendment of our incentive compensation plan (Proposal 3).

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, WE URGE YOU TO VOTE YOUR PROXY AS PROMPTLY AS POSSIBLE VIA THE INTERNET, BY TELEPHONE OR BY SIGNING, DATING AND RETURNING A PROXY CARD.

Revocation

        A shareholder may revoke a proxy at any time before its exercise by:

  •
  voting again by Internet or by telephone;

  •
  delivering a written notice or a later-dated proxy card to our corporate secretary at our principal executive offices; or

  •
  voting in person at the annual meeting.

        Any shareholder owning common stock in street name may change or revoke voting instructions by contacting the bank or brokerage firm or other nominee holding the shares or by obtaining a legal proxy from such institution and voting in person at the annual meeting. You should contact your bank or brokerage account representative to learn how to obtain a legal proxy.

Expenses of Solicitation

        The board of directors of Poniard is soliciting your proxy to vote your shares at the annual meeting, and the cost of such solicitation will be borne by the company. In addition to solicitation by mail, our directors, officers and regular employees may solicit proxies personally, via e-mail, or by telephone or facsimile. These persons will not receive any additional compensation for assisting in the solicitation. We also will reimburse brokerage firms, nominees, custodians and fiduciaries for their reasonable expenses in forwarding solicitation materials to beneficial owners. We have not retained the services of a proxy solicitor.

ELECTION OF DIRECTORS
(PROPOSAL 1)

Nominees for Director

        Ten directors are to be elected by the holders of common stock at the annual meeting. These directors each serve one-year terms that will expire at our 2011 annual meeting of shareholders, or at such time as their successors have been elected and qualified. All director nominees currently serve as directors of our company and were selected by the board upon the recommendation of its nominating and corporate governance committee. In connection with our $65 million equity financing, which closed on April 26, 2006, we entered into an agreement to use our best efforts to cause one person designated by MPM Capital Management LLC (MPM) and one person designated by mutual agreement of MPM and Bay City Capital Management IV LLC (Bay City Management), the lead investors in the financing, to be nominated and elected to our board of directors. Mr. Simon initially was appointed to the board in April 2006 upon the recommendation of MPM, which recommendation was independently evaluated, approved and recommended by the board nominating and corporate governance committee. MPM and Bay City Management have not recommended a second designee. Two current directors, Frederick B. Craves and Carl S. Goldfischer, are managing members of Bay City Capital LLC, an affiliate of Bay City Management.

        Unless a shareholder withholds his or her vote, each proxy will be voted for the election of the following nominees:

        GERALD MCMAHON, PhD, age 55, has served as Chairman of our board of directors since June 2004 and was our Chief Executive Officer from May 2004 to February 2010. Previously, he was President of SUGEN, Inc., a biopharmaceutical company focused on the discovery and development of novel, targeted small-molecule drugs. Dr. McMahon played a key role in the discovery and development of Sutent®, a protein kinase inhibitor for the treatment of advanced cancers, currently marketed by Pfizer. He joined SUGEN in 1993 and, following acquisition of SUGEN by Pharmacia in 1999, Dr. McMahon served as a key executive and manager of R&D at Pharmacia as President of SUGEN until the acquisition of Pharmacia by Pfizer in 2003. Dr. McMahon currently is a director of Trellis Biosciences, Inc., a privately held development stage biotechnology company focusing on the discovery and development of novel therapeutic antibodies. He holds a B.S. in biology and a PhD in biochemistry from Rensselaer Polytechnic Institute. Having served as the company's Chief Executive Officer for almost six years, Dr. McMahon brings to the board an in-depth understanding of the science and clinical history of the company's picoplatin product candidate.

        ROBERT S. BASSO, age 65, was appointed a director in May 2007. Mr. Basso founded BEST Partners LLC, an independent consulting firm, in 2007. He has nearly 40 years of experience in the financial services industry. Mr. Basso served as Executive Vice President of National Financial, a Fidelity Investments company providing clearing services and execution products, from July 2003 to December 2004 and as a financial services consultant to Fidelity Investments from January 2005 to January 2006. From January 1990 to June 2003, he served as Chairman and President of Correspondent Services Corporation, a subsidiary of UBS PaineWebber Inc., a brokerage firm providing clearing, execution, settlement, administrative and management information services, and as Managing Director of UBS PaineWebber Inc. He holds a B.S. degree from Seton Hall University and an M.B.A. from Pace University. Mr. Basso brings to the board broad financial and executive experience, as well as important insights on managing the challenges of operating in a highly-regulated industry. Given his extensive experience in the financial services industry, Mr. Basso has been determined to be an audit committee financial expert by the board.

        FREDERICK B. CRAVES, PhD, age 66, has been a director since July 1993. Dr. Craves is an investment partner, a Managing Director and a co-founder of Bay City Capital LLC (BCC), a merchant bank providing advisory services and investing in life sciences companies, and serves as a member of the board of directors and Chairman of the Executive Committee of BCC. Prior to founding BCC, he spent over 20 years leading and managing biotechnology and pharmaceuticals companies. Dr. Craves was Executive Vice President of Schering Berlin and Chief Executive Officer and President of Berlex Biosciences, a research, development and manufacturing organization. He was a founder of Burrill & Craves, a merchant bank focused on biotechnology and emerging pharmaceutical companies. He was also the founding Chairman of the Board and Chief Executive Officer of Codon, and co-founder of Creative Biomolecules. Dr. Craves previously served as a director of Medarex, Inc., a public biopharmaceutical company which was acquired by Bristol-Meyers Squibb in September 2009 (from 1998 to 2005), and Incyte Corporation, a public drug discovery and development company (from 1993 to 2006). He presently is a member of the board of directors of VIA Pharmaceuticals, Inc., a public biotechnology company, as well as Progenetech Inc., a private molecular diagnostics company, and ReSet Therapeutics, Inc., a private biotechnology company. He also serves as a member of The J. David Gladstone Institutes' Advisory Council and is a member of the board of trustees of Loyola Marymount University in Los Angeles. Dr. Craves earned a B.S. degree in biology from Georgetown University and a PhD in pharmacology and toxicology from the University of California, San Francisco. Dr. Craves extensive life science industry and capital markets experience makes him a valued advisor and board thought leader on issues relating to corporate finance, business development and strategic planning. Having served on the board for over 16 years, he has an intimate knowledge of the company's operations and strategic vision.

        E. ROLLAND DICKSON, MD, age 76, has been a director since May 1998. In December 2003, Dr. Dickson retired as the Mary Lowell Leary Professor of Medicine at the Mayo Medical School and as Director of Development at the Mayo Foundation for Medical Education and Research, positions which he had held since 1993. Dr. Dickson continues to hold Emeritus titles for each of these positions. In 1999, Dr. Dickson was appointed to the board of trustees of the Mayo Foundation. Dr. Dickson is a director of Axcan Pharma, Inc., a privately held pharmaceutical company, and Pathways Diagnostic Corporation, a development stage biotechnology company, and is a member of the scientific advisory committee of BCC. He also serves as the Chairman of the Board of Directors at A.J. Palumbo Charitable Foundation in Pittsburg, PA and is the Chairman of the Board of Directors of Mayo Clinic Stiftung in Frankfurt, Germany. Dr. Dickson received his M.S. degree from the University of Minnesota and his M.D. degree from The Ohio State University. Dr. Dickson's extensive scientific and medical knowledge and experience bring to the board an important perspective on the requirements and behaviors of the medical community and cancer patients with respect to the company's efforts to develop and commercialize its picoplatin product candidate.

        CARL S. GOLDFISCHER, MD, age 51, has been a director since March 2000. He has been Managing Director of BCC since July 2001 and serves on its board of directors and executive committee. He joined BCC as an Executive-in-Residence in January 2001. Dr. Goldfischer was the Vice President, Finance and Chief Financial Officer of ImClone Systems Incorporated from May 1996 to July 2000. Dr. Goldfischer is a director of EnteroMedics, Inc. and MAP Pharmaceuticals, Inc., both public life science companies, and a director of Brain Cells, Inc., PTC Therapeutics, Inc., Metabolex, Inc. and Epizyme, Inc., all privately held development stage biotechnology or medical device companies. He is a member of the board of trustees of Sarah Lawrence College. Dr. Goldfischer received his M.D. degree from Albert Einstein College of Medicine in 1988, and served as a resident in radiation oncology at Montefiore Hospital of the Albert Einstein College of Medicine until 1991. Dr. Goldfischer brings to the board extensive public and private life science company and industry investment, financial operations, strategic planning and transactional experience.

        ROBERT M. LITTAUER, age 61, has been a director since May 2004. Mr. Littauer has over 30 years of experience in the medical technology, high technology and biotechnology industries. From June 1987 to September 1996, he served the company in various management positions, including Senior Vice President, Chief Financial Officer and Treasurer. Mr. Littauer has been Vice President, Chief Financial Officer and Treasurer of Light Sciences Oncology, Inc., a Seattle-based private biotechnology company, since November 2005. He served as Chief Executive Officer of Kaleidos Pharma, Inc., a privately owned biotechnology company, from August 2002 to September 2004. Previously, he served as Vice President and Chief Financial Officer of Detto Technologies, Inc., a privately owned software developer, from June 2001 to July 2002. He was Chief Executive Officer from January 2001 to April 2001, and Vice President and Chief Financial Officer from October 2000 to January 2001, of Plymedia, Inc., a privately owned developer of digital imaging technology. Prior to that, he held Chief Financial Officer and senior executive positions at Avenue A, Inc. (subsequently aQuantive, Inc., purchased by Microsoft Corporation), a public internet media company, and at Ostex International, Inc., a public medical diagnostics company. Mr. Littauer received an M.B.A. degree and a B.S. degree in industrial engineering and operations from Cornell University. Mr. Littauer brings to the board broad financial and operations management experience in the life science and high tech industries, particularly with respect to financing strategies, risk assessment and internal control of financial reporting. Given his strong financial experience, Mr. Littauer has been determined to be an audit committee financial expert by the board.

        GARY A. LYONS, age 58, became a director in July 2009. Mr. Lyons has provided business development consulting services to the company since April 2009. He has served as a director of Neurocrine Biosciences, Inc., a public biotechnology company focused on neurological and endocrine diseases and disorders, since February 1993 and held various executive positions with Neurocrine, including President and Chief Executive Officer, from February 1993 to January 2008. Prior to joining Neurocrine, Mr. Lyons held a number of senior management positions at Genentech, Inc., including Vice President of Business Development, Vice President of Sales, and Director of Sales and Marketing. In addition to the Neurocrine board, Mr. Lyons currently serves on the boards of directors of Rigel Pharmaceuticals, Inc, Vical Incorporated and Facet Biotech Corporation, all public biotechnology companies. Mr. Lyons holds a B.S. degree in marine biology from the University of New Hampshire and an M.B.A. from Northwestern University's J.L. Kellogg Graduate School of Management. Mr. Lyons brings to the board extensive pharmaceutical industry corporate management and business development experience.

        RONALD A. MARTELL, age 48, has been a director since June 2006. Mr. Martell was appointed our Chief Executive Officer in February 2010, and he served as our President and Chief Operating Officer from May 2007 to February 2010. Prior thereto, Mr. Martell served as Senior Vice President, Commercial Operations of ImClone Systems Incorporated from January 2004 to August 2006. While at ImClone, Mr. Martell was responsible for overseeing the company's sales, marketing, and project and alliance management. Mr. Martell joined ImClone in November 1998 as Vice President, Marketing. From 1988 to 1998, he served in a variety of positions at Genentech, Inc., most recently as Group Manager, Oncology Products. Mr. Martell brings to the board a deep familiarity with the company's operations, strategy and vision and a strong record of successful corporate and product portfolio planning and management. As the company's Chief Executive Officer, he provides a critical link between management and the board, enabling the board to provide its oversight function with the benefit of management's perspective of the business.

        NICHOLAS J. SIMON III, age 55, has been a director since April 2006. He is a Managing Director of Clarus Ventures, LLC, a life sciences focused venture capital firm that he co-founded in 2005. He has served as a general partner of MPM BioVentures III since October 2001. From 2000 to July 2001, he was Chief Executive Officer, founder and a director of Collabra Pharma, Inc., a pharmaceutical development company. From 1989 to March 2000, Mr. Simon served in various management positions at Genentech, Inc., including Vice President of Business and Corporate Development. Mr. Simon previously served as a director of Barrier Therapeutics, Inc. from 2003 to 2007 and CoTherix, Inc. from 2003 to 2007, both public biotechnologies companies. Mr. Simon currently serves on the boards of directors of ARYx Therapeutics, Inc., Achillion Pharmaceuticals, Inc. and Avanir Pharmaceuticals, Inc., all public biotechnology companies. In addition, he is a director of CoMentis, Inc., Pearl Therapeutics, Inc., Sientra, Inc., QuatRx Pharmaceuticals Co. and Verus Pharmaceuticals, Inc., which are private biotechnology companies. He also is on the advisory council at the Gladstone Institute, a private not-for-profit research institute affiliated with the University of California, San Francisco. Mr. Simon received a B.S. degree in microbiology from the University of Maryland and an M.B.A. in marketing from Loyola University. Mr. Simon brings to the board more than 26 years of biotechnology industry and investment experience focused on the development of innovative product candidates and the optimization of shareholder value.

        DAVID R. STEVENS, PhD, age 61, has been a director since May 2004. He is currently Chairman of Advanced Headache Intervention, Inc., a privately held medical device company, and Cedus, Inc., a privately held biopharmaceutical company. He is also a board member of Micro-Imaging Solutions, LLC, a privately held medical device company, and Aqua Bounty Technologies, Inc., a biotechnology firm listed on the AIM market of the London Stock Exchange. He was an advisor to BCC from 1999 to 2006. Dr. Stevens was previously President and CEO of Deprenyl Animal Health, Inc., a public veterinary pharmaceutical company, from 1990 to 1998, and Vice President, Research and Development, of Agrion Corp., a private biotechnology company, from 1985 to 1988. He began his career in pharmaceutical research and development at the former Upjohn Company, where he contributed to the preclinical evaluation of Xanax and Halcion. Dr. Stevens received B.S. and DVM degrees from Washington State University, and a PhD in comparative pathology from the University of California, Davis. He is a Diplomate of the American College of Veterinary Pathologists. Dr. Stevens has worked in the pharmaceutical and biotechnology industries since 1978. He brings to the board a diversity of management, operational and product development experience and a unique perspective on the company's business, strategic goals and results of operations.

        All nominees have consented to serve as directors. If any nominee is not available as a candidate for election as a director at the annual meeting, the proxy holders will have discretionary authority under the proxy to vote for such substitute nominee, if any, recommended by the existing directors. We presently know of no circumstance that would render any of the named nominees unavailable.

        Pursuant to our restated bylaws, shareholders seeking to nominate other candidates for election to the board of directors at the annual meeting must give written notice to our corporate secretary not less than 60 days or more than 90 days before the date of the scheduled meeting. Such notice must contain certain information as to the shareholder giving the notice and each proposed nominee, as described under the heading "Director Nominations and Qualifications" below. If less than 70 days' notice or prior public disclosure of the date of the scheduled annual meeting is given or made, notice by the shareholder must be given not later than the tenth day following the earlier of the date on which notice of the annual meeting was mailed or the date on which public disclosure of the meeting date was made. Our restated bylaws provide that no person will be elected a director unless nominated in accordance with the restated bylaws.

        Our board of directors recommends that shareholders vote FOR each of the director nominees.

 BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Board Leadership Structure

        Our board of directors does not have a policy on whether the same person should serve as both Chief Executive Officer and Chairman of the Board or, if the roles are separate, whether the Chairman should be selected from the nonemployee directors or should be an employee. The board of directors believes that it should have the flexibility to make these determinations in the way it believes best provides for appropriate leadership for the company at a given time.

        The board believes the current leadership structure, with Mr. Martell serving as Chief Executive Officer and Dr. McMahon serving as non-executive Chairman is in the best interests of the company at this time. The Chief Executive Officer has responsibility for setting the strategic direction of the company and the day-to-day leadership and performance of the company, while the Chairman has a greater focus on governance of the board of directors. This balance between the two positions enables Mr. Martell to focus on the operational and strategic challenges presently facing the company, with Dr. McMahon providing board leadership on matters of governance and management oversight.

        Dr. Dickson has served as the board lead independent director since June 2007. In addition to coordinating the activities of the other nonemployee and independent directors, the lead independent director's primary functions include:

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  providing the Chairman of the Board with input as to the preparation of the agendas for meetings of the board of directors and providing input, as appropriate, to the chairs of committees of the board of directors;

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  advising the Chairman of the Board as to the quality, quantity and timeliness of the information to be provided by management that is necessary or appropriate for the board to effectively and responsibly perform its duties;

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  recommending the retention of advisers and consultants who report directly to the board of directors;

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  developing the agendas for and serving as chairman of the executive sessions of the board's nonemployee and independent directors; and

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  serving as principal liaison between the nonemployee and independent directors and the Chairman of the Board and the Chief Executive Officer on sensitive issues.

        Our corporate governance principles require that at each regular meeting of the board of directors, or at such other times as determined by the lead independent director or required by applicable law, the nonemployee and independent directors shall meet in executive session without management present.

Board Role in Risk Oversight

        The role of the company's board of directors is to oversee the Chief Executive Officer, the President, the Chief Financial Officer and other senior management in the competent, lawful and ethical operation of the company, including management's establishment and implementation of appropriate practices and policies with respect to areas of potentially significant risk to the company. Our board believes that a fundamental part of risk oversight is regular communications with senior management during board and committee meetings to understand the risks the company faces and determine what level of risk is appropriate, as well as how that level of risk may change over time or due to circumstances. Our board also engages in risk management discussions and considers risks to the company as part of the strategic planning process, the annual budget review and approval, and through review of compliance issues in committees of our board, as appropriate. While the board has the ultimate oversight responsibility for such risk management process, various committees of the board are structured to oversee specific risks, as follows:

Committee	Primary Risk Oversight Responsibility
Audit Committee	Oversees financial risk, capital risk and financial compliance risk and internal control over financial reporting
Compensation Committee
Oversees the company's compensation policies and practices, including whether such policies and practices balance risk-taking and rewards in an appropriate manner as discussed below under "Compensation Discussion and Analysis—Risk Assessment"
Nominating and Corporate Governance Committee
Oversees the assessment of each member of the board's independence, as well as the effectiveness of the company's code of conduct for officers, directors and employees and the company's code of ethics for senior financial officers, including the chief executive officer, chief financial officer and principal accounting officer

Board Independence

        The board of directors has determined that, with the exceptions of Dr. McMahon, Mr. Martell and Mr. Lyons, all of our current directors and director nominees are "independent directors" as defined in Rule 5605 of the Nasdaq Listing Rules.

Board Meetings and Attendance

        The board of directors met five times and held an additional 12 telephone board meetings during 2009. Each board member attended 75% or more of the aggregate number of the meetings of the board and the committees on which he served. We do not have a specific policy regarding director attendance at the annual shareholders' meeting; however, all directors are encouraged to attend if available. Except for Mr. Lyons, Dr. Goldfischer and Mr. Littauer, all of the director nominees recommended for election at the 2010 annual meeting of shareholders attended the 2009 annual meeting.

Board Committees and Shareholder Communications with the Board

        The board of directors has a standing audit committee, compensation committee, and nominating and corporate governance committee. The written charter of each committee is available on the "Investors—Corporate Governance" page of our web site at www.poniard.com. A description of the process for shareholders to send communications to the board or a particular director also is posted on our web site.

  Audit Committee

        The primary functions of the audit committee are to represent and assist the board of directors with the oversight of:

  •
  the integrity of the company's financial statements and internal controls;

  •
  the company's compliance with legal and regulatory requirements;

  •
  the independent auditor's qualifications and independence; and

  •
  the performance of the audit function by the independent auditor.

        The audit committee has ultimate authority to select, evaluate and, where appropriate, replace the independent auditor, approve all audit engagement fees and terms, and engage outside advisors, including its own counsel, as it deems necessary to carry out its duties. The audit committee also is responsible for performing other related responsibilities set forth in its charter.

        The current members of the audit committee are Mr. Littauer, Dr. Stevens and Mr. Basso, with Mr. Littauer acting as chair. Our board of directors has determined that each member of our audit committee is "independent" under applicable rules promulgated by the SEC and Nasdaq. Each member of the audit committee is able to read and understand fundamental financial statements, including our balance sheet, income statement and cash flow statement. Our board of directors has determined that both Messrs. Littauer and Basso meet the definition of "audit committee financial expert" under applicable SEC rules. The audit committee convened in person six times and held an additional six telephone meetings in 2009. The audit committee's report begins on page 38 of this proxy statement.

  Compensation Committee

        The primary function of the compensation committee is to discharge the responsibilities of the board of directors relating to the compensation of our chief executive officer and other executives, employees and nonemployee directors and relating to our retirement, welfare and other benefit plans. The committee has the authority to delegate authority to subcommittees and, to the extent permitted by applicable law, regulations and listing standards, may delegate authority to one or more members of the board or company officers. The committee oversees our Amended and Restated 2004 Incentive Compensation Plan (2004 Plan) and any other compensation and stock-based plans. The compensation committee has established an equity awards subcommittee to administer 2004 Plan awards to individuals who are subject to Section 16 of the Securities Exchange Act of 1934 (Exchange Act) or whose compensation is subject to the compensation limits of Section 162(m) of the Internal Revenue Code (Code). The equity awards subcommittee is comprised of two compensation committee members who, in addition to being "independent" under applicable Nasdaq rules, also qualify as "outside directors" under Rule 16b-3 under the Exchange Act and as "outside directors" under Section 162(m) of the Code.

        The current members of the compensation committee are Messrs. Simon, Littauer and Basso and Dr. Dickson, with Mr. Simon acting as chair. Mr. Basso and Dr. Dickson serve as the compensation committee's equity awards subcommittee. Our board of directors has determined that each member of our compensation committee is "independent" under applicable Nasdaq rules. The compensation committee convened in person five times and held an additional eight telephone meetings in 2009. The compensation committee's report is set out on page 21 of this proxy statement. Additional information on the committee's processes and procedures, including the role of executive officers and compensation consultants in recommending the amount or form of executive compensation, is addressed in the "Compensation Discussion and Analysis" below.

  Nominating and Corporate Governance Committee

        The primary functions of the nominating and corporate governance committee are to:

  •
  identify individuals qualified to become members of our board of directors;

  •
  approve and recommend candidates to fill vacancies on, or to be elected to, the board;

  •
  develop, update as necessary and recommend to the board corporate governance principles and policies applicable to our company; and

  •
  monitor compliance with such principles and policies.

        The nominating and corporate governance committee also recommends candidates for election as chief executive officer and other corporate officers, oversees succession planning for senior management and performs other related responsibilities set forth in its charter.

        The current members of the nominating and corporate governance committee are Drs. Dickson and Stevens and Mr. Basso, with Dr. Dickson acting as chair. Our board of directors has determined that each member of our nominating and corporate governance committee is "independent" under applicable Nasdaq rules. The nominating and corporate governance committee convened in person two times in 2009.

Director Nominations and Qualifications

        The nominating and corporate governance committee will consider nominees for the board of directors recommended by shareholders with respect to elections to be held at an annual meeting, although the committee is not obligated to recommend such nominees to the board. In accordance with our restated bylaws, to nominate a director for election to the board of directors at an annual meeting of shareholders, a shareholder must deliver written notice of such nomination to our corporate secretary not fewer than 60 days nor more than 90 days prior to the date of the annual meeting (or if less than 70 days' notice or prior public disclosure of the date of such annual meeting is given or made to the shareholders, not later than the tenth day following the earlier of the day on which notice of the annual meeting was mailed or public disclosure of the date of the annual meeting was made). The notice of a shareholder's intention to nominate a director must include:

  •
  information regarding the shareholder making the nomination, including the shareholder's name and address and the number of shares of our stock beneficially owned by the shareholder;

  •
  the name and business address of the person being nominated, his or her biographical data and other relevant information, including that which would be required in a proxy statement filed pursuant to the SEC's proxy rules if the person were to be nominated for election by the board of directors; and

  •
  the written consent of such nominee to serve as a director if elected.

        The chairman of the board, other directors and executive officers also may recommend director nominees to the nominating and corporate governance committee. The committee has not in the past retained any third party to assist it in identifying candidates. In evaluating director nominees, the committee evaluates all candidates under consideration, as it deems appropriate. If a shareholder properly recommends a director nominee, the nominating and corporate governance committee will use the same criteria used for evaluating other nominees, in addition to the information relating to the director nominee provided by the shareholder.

        The nominating and corporate governance committee charter requires the committee to approve and recommend to the board guidelines for evaluating the qualifications of candidates for board membership. The committee and the board have established the following general director selection guidelines:

  •
  a high standard of personal and professional ethics, integrity and values;

  •
  experience at the policy-making level in business, government or education sectors;

  •
  ability to objectively consider matters affecting interests of the company and its shareholders;

  •
  willingness to devote the required amount of time to perform the duties and responsibilities of board membership;

  •
  commitment to serve on the board over a period of several years to develop knowledge about the company's business operations;

  •
  absence of involvement in activities that create a conflict of interest with a director's responsibilities to the company and its shareholders; and

  •
  willingness and capacity to act in the best interests of the company and its constituents and to objectively appraise management performance.

        The committee does not have a formal diversity policy. The committee seeks nominees with a broad diversity of experience, professional skills, geographic representations and backgrounds. The committee does not assign specific weights to particular criteria. Rather, the board believes that the backgrounds and qualifications of directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the board to fulfill its responsibilities.

Code of Ethics and Code of Conduct

        We have adopted a Code of Ethics that applies to our senior financial officers, including our Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer, and a Code of Conduct that applies to all officers, directors and employees of our company. These codes are posted on our web site at www.poniard.com under the heading "Investors—Corporate Governance." We intend to satisfy the disclosure requirements regarding any amendment to or waiver of the Code of Ethics with respect to the covered persons by posting such information on our web site.

Compensation Committee Interlocks and Insider Participation

        The current members of the compensation committee are Messrs. Simon, Littauer and Basso and Dr. Dickson, with Mr. Simon acting as chair. All members of our compensation committee are independent directors and none of them are present or past employees of the company, except Mr. Littauer, who served in various management positions at the company from 1987 to 1996.

Executive Officers of the Registrant

        Information with respect to our current executive officers, as designated by resolution of our board of directors on March 10, 2010, is set forth below:

Name	Age	Position with the Company
Ronald A. Martell	48	Chief Executive Officer
Michael S. Perry, DVM, PhD	50	President and Chief Medical Officer
Gregory L. Weaver	53	Chief Financial Officer and Senior Vice President, Finance

Business Experience

        Ronald A. Martell was appointed Chief Executive Officer in February 2010. He served as President and Chief Operating Officer of the company from May 2007 to February 2010. Mr. Martell joined the company's board of directors in June 2006. Mr. Martell served as Senior Vice President, Commercial Operations of ImClone Systems Incorporated from January 2004 to August 2006. While at ImClone, Mr. Martell was responsible for overseeing the company's sales, marketing, and project and alliance management. Mr. Martell joined ImClone in November 1998 as Vice President, Marketing. From 1988 to 1998, he served in a variety of positions at Genentech, Inc., most recently as Group Manager, Oncology Products.

        Michael S. Perry was appointed President and Chief Medical Officer in February 2010. Dr. Perry has been a consultant to the company since September 2009 and is a Venture Partner with Bay City Capital LLC (since November 2005). He was Chief Development Officer at VIA Pharmaceuticals, Inc., a publicly held drug development company, from April 2005 until May 2009. Prior thereto, he served as Chairman and Chief Executive Officer of Extropy Pharmaceuticals, Inc., a privately held pediatric specialty pharmaceutical company, from June 2003 to April 2005. From 2002 to 2003, Dr. Perry served as President and Chief Executive Officer of Pharsight Corporation, a publicly held software and consulting services firm. From 2000 to 2002, Dr. Perry served as Global Head of Research and Development for Baxter BioScience. From 1997 to 2000, Dr. Perry was President and Chief Executive Officer of both SyStemix Inc. and Genetic Therapy Inc., two wholly owned subsidiaries of Novartis Corp., and from 1994 to 1997, he was Vice President of Regulatory Affairs for Novartis Pharma (previously Sandoz Pharmaceuticals). Prior to 1994, Dr. Perry held various management positions with Syntex Corporation, Schering-Plough Corporation and BioResearch Laboratories, Inc. Dr. Perry holds a Doctor of Veterinary Medicine, a Ph.D. in Biomedical Pharmacology and a B.Sc. in Physics from the University of Guelph, Ontario, Canada. He is also a graduate of the International Management Program at Harvard Business School.

        Gregory L. Weaver was appointed Chief Financial Officer and Senior Vice President, Finance in February 2009. Prior to joining the company, Mr. Weaver served as Chief Financial Officer of Talyst Inc., a privately held pharmacy automation information technology company, from April 2007 to December 2008. Prior to that, he served as Senior Vice President and Chief Financial Officer of Sirna Therapeutics, a public RNAI therapeutics company, from February 2006 until sale of the company to Merck, Inc. in December 2006. From April 2002 to September 2005, Mr. Weaver was Chief Financial Officer of Nastech Pharmaceuticals, a public drug delivery company. From April 1999 to April 2002, Mr. Weaver was Chief Financial Officer of Ilex Oncology, Inc., a public cancer drug development company, and from 1996 to 1998, he was Chief Financial Officer of Prism Technologies, a privately held medical device manufacturer. In addition, Mr. Weaver held increasingly senior positions with Fidelity Capital in Boston and Arthur Andersen LLP. Mr. Weaver has served as a director and the chairman of the audit committee of Celsion Corp., a public oncology drug development company, since 2005, and as a director and the chairman of the audit committee of SCOLR Pharmaceuticals, a public drug delivery company, from 2007 to 2009. Mr. Weaver is a certified public accountant and received his M.B.A. in finance from Boston College and his B.S. in accounting from Trinity University.

 EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

  Overview

        We are a biopharmaceutical company focused on the development and commercialization of cancer therapeutics. We do not currently have any revenues from product sales, as our product candidates remain in the development stage. During 2009 and early 2010, in order to conserve our capital resources, we implemented a restructuring plan, which included reductions in our workforce and changes in our executive management team. Effective February 5, 2010, Ronald A. Martell succeeded Gerald McMahon, Ph.D., as Chief Executive Officer. Dr. McMahon remains non-executive Chairman of our board of directors.

        This Compensation Discussion and Analysis describes the compensation policies and decisions of the compensation committee with respect to our executive officers, including the following executive officers named below in the 2009 Summary Compensation Table (current positions are listed below) (collectively, the "named executive officers"):

  •
  Gerald McMahon, Ph.D., Chairman of the Board and Former Chief Executive Officer

  •
  Ronald A. Martell, Chief Executive Officer (formerly President and Chief Operating Officer)

  •
  Gregory L. Weaver, Chief Financial Officer and Senior Vice President, Finance

  •
  Robert L. De Jager, M.D., Former Chief Medical Officer

Objectives and Components

        Our compensation program for our executive officers is designed to attract and retain qualified employees and encourage, measure and reward efforts that we believe will build value in the company over the long-term. We believe that the progress of our product candidates through the development process and progress toward obtaining United States and foreign marketing approvals are the best ways to create value for our shareholders and the best measures of our success.

        The components of our executive compensation program are:

  •
  base salaries;

  •
  annual incentives in the form of cash bonuses; and

  •
  long-term incentives in the form of equity awards.

  Compensation Philosophy and Principles

        Our compensation philosophy is to motivate, measure and reward employees for performance that we believe will result in efficient and effective progress toward the achievement of our product development and corporate partnering goals and building long-term value for our shareholders. Our executive compensation program is designed to:

  •
  focus decision-making and behavior on long and near-term goals that are consistent with our overall business strategy;

  •
  reinforce a pay-for-performance culture through a balance of fixed and incentive pay opportunities that link individual compensation to individual and corporate performance;

  •
  allow us to attract and retain employees with the skills critical to our long-term success; and

  •
  align management's financial interests with the interests of our shareholders.

        The design and ongoing administration of our overall compensation program for our named executive officers are guided by the following general principles and goals:

  •
  clear communication of desired behaviors and the use of incentive pay to reward the achievement of corporate performance goals;

  •
  maintenance of total compensation at market competitive levels;

  •
  provision of a range of compensation opportunities based on performance; and

  •
  provision of opportunities to participate in shareholder value creation.

  Total Compensation

        Our total compensation program is designed to encourage and reward performance and to recruit and retain employees. We have included three components in our compensation structure—base salaries, cash bonuses and equity awards, primarily in the form of stock options—to be competitive with other companies in our industry. The compensation committee of our board of directors is responsible for reviewing our executive compensation program to evaluate its competitiveness and consistency with our overall compensation philosophy. During 2006 and 2007, the compensation committee retained AON Consulting—Radford Surveys, or Radford, to review and analyze our cash-based compensation arrangements and our equity programs for our chief executive officer and other executive officers relative to market. In completing its assessment, Radford reviewed our executive compensation data against that of 25 U.S.-based biotechnology companies having a market capitalization between $88.2 million and $289.7 million, generating limited revenues from product sales and having between 13 and 370 employees. This peer group, which was approved by our compensation committee and management, was comprised of the following companies:

•       Antigenics Inc.

•       Avigen, Inc.

•       Cell Therapeutics, Inc.

•       Cerus Corporation

•       Cytokinetics, Inc.

•       Dendreon Corporation

•       Dynavax Technologies Corporation

•       EntreMed, Inc.

•       Favrille, Inc. (now MMR Information
Systems, Inc.)

•       Hana Biosciences, Inc.

•       ImmunoGen, Inc.

•       Immunomedics, Inc.

•       Kosan Biosciences, Inc.

•       La Jolla Pharmaceutical Company

•       NeoPharm, Inc.

•       Pharmacyclics, Inc.

•       Seattle Genetics, Inc.

•       SGX Pharmaceuticals, Inc.

•       Sonus Pharmaceuticals, Inc. (now OncoGenex Pharmaceuticals, Inc.)

•       Spectrum Pharmaceuticals, Inc.

•       StemCells, Inc.

•       Sunesis Pharmaceuticals, Inc.

•       SuperGen, Inc.

•       Titan Pharmaceuticals, Inc.

•       Vion Pharmaceuticals, Inc.

        In conducting our review based on the data provided by Radford, we did not focus on the total value of the three components of the compensation program when we benchmarked our compensation with that of other companies. Instead, we believed it was more appropriate to benchmark the three components individually in light of their different properties and level of risk. For a development stage company such as ours, stock options are highly speculative and are not likely to maintain value unless our product candidates ultimately reach the market and generate sales and profits. Cash incentive bonuses are only paid when certain performance goals are met and thus also are uncertain. Our goal is to be competitive in each of the three components of our total compensation program. The amount of each component is influenced by the executive's level of responsibility and role at the company and industry surveys.

        Based on the peer group compensation data collected in the Radford "CEO Compensation Assessment" dated May 15, 2006 and the Radford "2006 Executive Compensation Review" dated July 26, 2006, including supplements to those reports, which we refer to as the Radford Studies, our compensation committee targeted executive annual base salaries for 2007 and 2008 to the peer group 50th - 75th percentile and each of annual incentive awards and long-term compensation to the peer group 50th percentile. We believe that these compensation targets are consistent with our goal of providing competitive executive compensation packages while conserving our resources and creating incentives for and rewarding the attainment of corporate operational and strategic goals.

        For 2009 compensation, the compensation committee did not retain Radford or any other compensation consultant to review or analyze our compensation arrangements or to provide additional survey and benchmarking information. Rather, the compensation committee reviewed the levels and components of compensation based on the Radford Studies in prior years and made its own assessment of compensation arrangements and amounts appropriate for the company and individual executive officers based upon a variety of factors, including the company's need to preserve capital, uncertainties arising from the failure of the company's phase 3 SPEAR trial to meet its primary endpoint, the company's decision to refocus its resources on developing registration strategies and partnering to support the continued development of its picoplatin product candidate, as well as the current difficult business, economic and financing environment. For 2009, the compensation committee approved a 4.0% cost of living salary increase for each of the named executive officers, determined that no annual incentive bonuses would be paid under its annual incentive program and made no equity awards to the named executive officers, except for a restricted stock unit (RSU) grant to Mr. Martell and an option grant to Mr. Weaver in connection with his commencement of employment in 2009, both described below.

        Base Salaries.    Base salaries are provided to employees as compensation for basic services to the company and to meet the objective of attracting and retaining the talent that we need to run our business. Salaries provide a consistent cash flow to employees, assuming acceptable levels of performance and ongoing employment.

        Our goal is to establish base salary levels for our executives and other employees that are consistent with those of biotechnology companies of a similar size and at a similar stage of development. We believe that this strategy is important to enable us to compete for and retain qualified executives in a highly competitive environment.

        We generally establish each executive officer's annual base salary based on:

  •
  an objective evaluation of salaries of individuals in similar positions within companies in the biotechnology industry that are of a similar size and stage of development, including the use of peer group surveys as described above; and

  •
  a subjective evaluation of the executive's experience, responsibilities within the company, and performance in achieving specific corporate objectives.

        Based on the Radford Studies, we historically target base salaries at the median base salary level for executives in similar positions within the biotechnology industry, targeting the 50th - 75th percentile range of executive base salaries in our peer group. We then adjust each executive's salary up or down from that midpoint based on the individual executive's experience and scope of responsibilities. Each executive is reviewed and evaluated for potential adjustments to his or her base salary annually.

        Annual base salary reviews for all executive officers are conducted in conjunction with our company-wide employee performance evaluation process that occurs during the fourth quarter of the year. Any base salary adjustments are typically effective on January 1 of the next year. Although the compensation committee generally utilized the Radford Studies and other industry surveys in evaluating adjustments to previously established executive base salaries (other than for Mr. Weaver, who joined the company in 2009 as its Chief Financial Officer and Senior Vice President, Finance), the compensation committee, in light of the company's limited financial resources and other factors described above, determined that no adjustments would be made to 2009 salaries for the executive officers other than a 4.0% cost of living increase for each of the executive officers. This cost of living increase was consistent with the level of annual cost of living increases provided by similar companies in the biotechnology industry, as reflected in various industry surveys reviewed by the compensation committee. The base salary of Mr. Weaver was determined based on data reviewed by the compensation committee and was comparable to that of our prior Chief Financial Officer, with the goal of providing a base salary sufficiently competitive to attract him to our company.

        None of our executive officers is a party to any agreement with the company requiring the payment of a minimum amount of annual base salary. However, in the event of a material reduction in salary, an executive officer may be entitled to terminate employment and receive certain benefits described in the section below entitled "Potential Payments Upon Termination or Change of Control."

        In a continued effort to conserve cash resources, the compensation committee has determined not to increase 2010 base salaries for the executive officers, other than to increase Mr. Martell's salary in 2010 in connection with his appointment as Chief Executive Officer.

        Annual Incentive Awards.    Our annual incentive awards are designed to encourage executives to focus on achieving important near-term company-wide goals in a timely manner. As part of our process of establishing our operating plan for each coming year, the executive officers identify the corporate goals important to building our value and advancing our long-term business objectives. These corporate goals are then submitted to the compensation committee and the board of directors for approval.

        Along with our other employees, executive officers are eligible for annual cash incentive awards under our Management Incentive Plan, based on the level of accomplishment of the predetermined annual corporate goals. For 2009, we identified specific corporate goals in the following general areas:

  •
  Enrollment of subjects in the phase 3 trial of picoplatin in small cell lung cancer;

  •
  Raising sufficient capital to operate the company into 2010;

  •
  Activities related to preserving the value of research programs; and

  •
  Activities related to regulatory and manufacturing milestones for the approval of picoplatin.

        The compensation committee assigned a relative weight to each of the areas of corporate goals identified above in formulating the annual incentive awards for each executive. These relative weights were 55%, 25%, 15% and 5%, respectively. The amount of each executive's annual incentive award is determined based on the compensation committee's assessment of actual company performance versus these corporate goals. Based on this assessment, the compensation committee determines and approves the incentive amounts to be paid to each executive officer.

        For 2009, the compensation committee used the following percentages of annual base salary as the maximum payout amounts for annual incentive awards to the named executive officers. These percentages were the same as those used for 2008 (except that Mr. Weaver's percentage was set at the same percentage applicable to our prior Chief Financial Officer):

Name	Percentage
Gerald McMahon	50%
Ronald A. Martell	35%
Gregory L. Weaver	30%
Robert L. De Jager	30%

        The foregoing maximum payout amounts are applied to each executive's annual base salary in effect at the end of the year and, except for Mr. Weaver, were initially determined by the compensation committee based on generally available industry surveys, including the BioWorld 2006 Compensation Report. In cases in which the compensation committee determines that all of the corporate goals have been met, the executives can receive 100% of their maximum payout amounts. If less than all of the corporate goals have been met, a percentage below 100% of the maximum payout amount may be awarded to reflect partial achievement of the corporate goals. In the event of extraordinary achievement of corporate goals, an amount in excess of the 100% maximum payout amount may be awarded. Conversely, the compensation committee may determine that no payout will be made if overall performance of the company does not warrant payment of the awards. In addition, the compensation committee retains general discretion to take into account additional corporate accomplishments and circumstances in assessing achievement of annual corporate goals.

        Despite achieving nearly all of the 2009 annual corporate goals, management recommended and the compensation committee agreed that there would be no payout under the Management Incentive Plan for 2009, in light of the uncertainties following the failure of the company's phase 3 SPEAR trial in November 2009 and the company's immediate efforts to preserve its cash resources for 2010. Therefore, the named executive officers received no annual incentive bonus for 2009. For 2010 only, annual incentive award opportunities have been increased by 50% from the maximum percentages of annual base salary set forth above for each of the named executive officers because no awards were made for 2009.

        Long-Term Incentives.    Until 2009, our long-term incentives to executive officers consisted solely of stock options under our Amended and Restated 2004 Incentive Compensation Plan, or the 2004 Plan. Stock options are an important element of our compensation program as we believe that they are an effective way to emphasize long-term company performance and to reward our executives and other employees for value creation on the same basis as our shareholders. A portion of each named executive officer's compensation is in the form of stock options; however, during 2009, no stock options were granted to executive officers other than to Mr. Weaver, who received his stock option in connection with his commencement of employment in February 2009. During 2009, we also granted an RSU to Mr. Martell, as described below. Future grants under the 2004 Plan similarly may be in the form of stock options and/or RSUs.

        Each executive officer typically receives a sizable option grant under the 2004 Plan at the time he or she joins the company or receives a significant promotion. In establishing the size of these awards, the executive's level of responsibility, as well as competitive factors in our industry, are considered. The equity awards subcommittee of the compensation committee of our board establishes the level of new hire, promotion-related, and annual equity awards in order to be competitive in attracting and retaining employees.

        For executive officers who are hired during the year, the equity awards subcommittee approves the issuance of stock options in connection with the board's appointment of the executive as of the executive's start date. In determining the number of options to be granted to new hires, we initially target the 50th percentile level of options held by executives in similar positions at companies of similar size and stage of development within the biotechnology industry. We then adjust each executive's option award up or down from that midpoint based on the executive's experience and scope of responsibilities. Upon Mr. Weaver's commencement of employment in February 2009, he received a stock option for 200,000 common shares that was based on this process and was in the 50th - 75th percentile based on the Radford "2006 Executive Compensation Review." Any promotions of executive officers would be treated similarly, with the equity awards subcommittee awarding the equity award to the executive as of the date of the promotion. However, no executive officers were promoted during 2009.

        Stock options are granted with an exercise price equal to the closing sale price of our common stock on the date of grant. We issue stock options with exercise prices equal to 100% of the fair market value on the date of grant to assure that executives will receive a benefit only if the stock price increases. Each stock option granted to a newly hired executive officer vests over a 48-month period, with no options vesting until the executive has worked for the company for one full year, at which time 25% of the award vests. The balance of the option vests monthly over the remaining 36 months of the vesting period. Annual and promotion-related stock option grants generally vest monthly over a 48-month period. These vesting schedules are consistent with those found in the Radford Studies of similar companies in the biotechnology industry. We believe that the relatively long duration of the vesting period helps focus management on the long-term performance of the company. All stock options granted to executive officers have a maximum term of ten years.

        In September 2006, the equity awards subcommittee of the compensation committee approved certain option grants to executives that vested 50% in equal monthly installments over four years from the date of grant and 50% on the seven-year anniversary of the date of grant, subject to acceleration in any year of up to 25% of such portion of the option grant, in the event of achievement of the company's performance goals established under the annual incentive bonus program. Since the overall level of achievement of corporate goals in 2006 was 80%, each such option grant was accelerated in vesting in 2007 as to 10% of the total shares subject to the option (20% of the shares subject to the portion of the options eligible for accelerated vesting). Similarly, effective in 2008, each such option grant was accelerated as to 20% of the total shares subject to the options since performance goals for each of 2007 and 2008 were also achieved at the 80% level (40% of the shares subject to the portion of the options eligible for accelerated vesting). Due to substantial achievement of the 2009 performance goals, the equity awards subcommittee accelerated vesting in early 2010 as to 12.5% of the total shares subject to the options (25% of the shares subject to the portion of the options eligible for accelerated vesting).

        In 2008, we first began granting RSUs to non-officer employees and consultants and continue to do so. RSUs help provide a balanced retention and performance incentive to grow the value of the shares over time through positive business and financial performance. During October 2009, Mr. Martell received an award of 100,000 RSUs as a special one-time award. This award was made in connection with the compensation committee's determination that the equity component of Mr. Martell's compensation was below that for his position, particularly in comparison to the Chief Executive Officer. The RSU granted to Mr. Martell vests 25% on each of the first four anniversaries of the date of grant, subject to accelerated vesting upon achievement of a "milestone event" prior to two years from the date of grant. Under the RSU, a "milestone event" is defined generally as (a) a major partnering transaction with respect to picoplatin or (b) FDA approval of a New Drug Application by the company for picoplatin. The RSU also fully vests upon a corporate transaction (as defined in the 2004 Plan).

        Severance and Change of Control Agreements.    We do not have employment agreements with any of our executive officers. However, our executive officers are parties to standard forms of executive severance and change of control agreements that provide for certain benefits upon a qualifying termination of employment. Our "double-trigger" change of control agreements are intended to ensure that the executive officers will have their full energy and attention focused on the best interests of the company's shareholders in the event of certain changes in ownership or control. These agreements provide that if an executive's employment is terminated without cause or if an executive resigns for good reason, as those terms are defined in the agreements, within two years following a change of control of the company, the executive will be entitled to certain payments and benefits. We believe that the severance and change of control agreements and their terms are customary in the industry and necessary to attract and retain qualified, experienced executive personnel. These agreements and the potential benefits and amounts payable under them to the named executive officers are described below under "Potential Payments Upon Termination or Change of Control." Additionally, the 2004 Plan contains provisions pursuant to which certain equity awards granted under the 2004 Plan may accelerate in vesting, also described below under "Potential Payments Upon Termination or Change of Control."

        Other Benefits.    All of our salaried employees, including our executive officers, are eligible to participate in our 401(k) defined contribution plan. For 2009, at our discretion, we may contribute to each participant a matching contribution equal to 10% of the participant's compensation that has been contributed to the plan, up to a maximum matching contribution of $500. As reflected in the 2009 Summary Compensation Table below, all of the named executive officers, except Mr. Martell and Dr. De Jager, participated in our 401(k) plan and received matching contributions in 2009. We also provide all employees with health and dental coverage, company-paid term life insurance, disability insurance, paid time off and paid holidays. These benefits are typical within our industry, are designed to be competitive with overall market practices, and are in place to attract and retain the executives and other employees needed to operate our business. We strive to focus our resources on the development of our product candidates. Accordingly, our executive officers do not receive any material perquisites.

  Compensation Risk Management

        As part of the compensation committee's risk oversight function, it considers whether the company's compensation policies and practices for employees create risks that are reasonably likely to have a material adverse effect on the company. In conducting its evaluation, the compensation committee has reviewed the company's current practices and procedures for awarding cash and equity compensation to employees through the annual performance review process, especially as such practices and processes apply to the establishment of goals that are taken into consideration in the payment of bonuses. The compensation committee does not believe that the company's compensation practices, which are guided by relevant market practices, company-wide goals and a mix of incentives tied to current and longer-term performance, incentivize inappropriate risk-taking by employees. Further, the compensation committee believes that there is sufficient board of director oversight of the company's processes for compensation determinations to avoid the establishment of incentives that are materially adverse to the company's interests. Accordingly, the compensation committee has determined that the company's compensation policies at this time do not create risks that are reasonably likely to have a material adverse effect on the company.

  Limits on Deductibility of Compensation

        Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code, generally limits the tax deductibility of compensation paid by a public company to its chief executive officer and certain other highly compensated executive officers, including the executive officers (other than the chief financial officer) named in the Summary Compensation Table, to $1 million in the year the compensation becomes taxable to the executive. There is an exception to the limit on deductibility for performance-based compensation that meets certain requirements. We believe that stock options awarded under our 2004 Plan qualify for the exception. In 2009, compensation to our chief executive officer and each of our other named executive officers did not exceed $1 million for purposes of Section 162(m), and we expect the same to be true for 2010. However, we may in the future approve annual compensation that exceeds the $1 million limitation if we believe that doing so is appropriate in order to support our compensation philosophy with respect to our executive officers.

Compensation Committee Report

        The compensation committee of the board of directors has reviewed and discussed the Compensation Discussion and Analysis above with management, and, based on such review and discussions, the compensation committee recommended to the board that the Compensation Discussion and Analysis be included in our proxy statement for the 2010 annual meeting of shareholders.

Submitted by the compensation committee of the board of directors:
Nicholas J. Simon, Chairman Robert M. Littauer E. Rolland Dickson, M.D. Robert S. Basso

2009 SUMMARY COMPENSATION TABLE

        The following table sets forth all compensation earned by each of the named executive officers during 2009 and, where applicable, prior years. The named executive officers are the former principal executive officer, the principal financial officer and two other executive officers who served through 2009. Effective February 5, 2010, Mr. Martell succeeded Dr. McMahon as Chief Executive Officer of the company. Columns required by SEC rules are omitted in this table and the tables following it where there is no amount to report.

Name & Principal Position	Year	Salary ($)(1)	Bonus ($)		Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)		Total Compensation ($)
Gerald McMahon, Ph.D.	2009	446,719	—		—	—	—	500		447,219
Chairman, Former Chief	2008	433,691	—		—	506,413	173,476	500		1,114,080
Executive Officer(7)	2007	417,006	—		—	4,574,723	166,804	500		5,159,033
Ronald A. Martell	2009	347,789	—		727,000	—	—	—		1,074,789
Chief Executive Officer,	2008	332,800	—		—	303,848	93,184	—		729,832
Former President and	2007	208,615	35,000	(5)	—	4,737,200	58,703	117,543	(6)	5,157,061
Chief Operating Officer(8)
Gregory L. Weaver	2009	250,599	—		—	345,180	—	500		596,279
Chief Financial Officer and Senior Vice President, Finance(9)
Robert L. De Jager, M.D.	2009	355,364	—		—	—	—	—		355,364
Former Chief Medical	2008	316,250	—		—	494,602	75,531	—		886,383
Officer(10)

(1)
The amounts reported in the Salary column represent the dollar amount of base salary earned by each named executive officer in the year indicated.

(2)
The amounts reported in the Stock Awards column and the Option Awards column represent the grant date fair value of such awards, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (FASB ASC Topic 718). See Note 10, "Share-based Compensation," of the notes to the consolidated financial statements in our Annual Report on Form 10-K for the assumptions used in determining the amounts for option awards. The grant date fair value for RSUs granted to Mr. Martell was computed based on the closing sale price of our common stock on the grant date as reported on The Nasdaq Global Market.

(3)
The amounts reported in the Non-Equity Incentive Plan Compensation column represent the amounts of annual incentive bonus awards earned by the named executive officer in the year indicated, but paid in the following year. No incentive bonus awards were paid for 2009.

(4)
Except as noted otherwise, the amounts reported in the All Other Compensation column represent company contributions to our 401(k) plan.

(5)
This amount represents the signing bonus paid to Mr. Martell upon joining the company as President and Chief Operating Officer on May 7, 2007.

(6)
This amount reflects payments to Mr. Martell to reimburse him for relocation costs ($65,413), including tax reimbursements ($52,130).

(7)
As described above, on February 5, 2010, Dr. McMahon left the position of Chief Executive Officer and Mr. Martell was appointed as Chief Executive Officer. Dr. McMahon remains non-executive Chairman of the board of directors.

(8)
Mr. Martell joined the company as President and Chief Operating Officer on May 7, 2007, and on February 5, 2010, became Chief Executive Officer. Mr. Martell also serves on the board of directors, which he joined in June 2006.

(9)
Mr. Weaver joined the company as Chief Financial Officer and Senior Vice President, Finance on February 18, 2009.

(10)
Dr. De Jager joined the company as Chief Medical Officer on February 1, 2008 and left the company on February 5, 2010.

2009 GRANTS OF PLAN-BASED AWARDS

        The following table provides information regarding equity and non-equity awards granted to each of the named executive officers in 2009.

									All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)
				Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)							Exercise or Base Price of Option Awards ($/Sh) (3)	Grant Date Fair Value of Stock and Option Awards ($)(4)
Name	Grant Date		Approval Date	Threshold ($)(2)	Target ($)		Maximum ($)
Gerald McMahon				—	223,351		223,351
Ronald A. Martell				—	121,722		121,722
	10/6/2009	(6)							100,000	—		727,000
Gregory L. Weaver				—	75,321	(5)	75,321	(5)
	2/18/2009	(7)	2/3/2009						—	200,000	2.38	345,180
Robert L. De Jager				—	106,605		106,605

(1)
The amounts shown in the Estimated Future Payouts Under Non-Equity Incentive Plan Awards columns reflect the payout levels for annual incentive bonus awards described in the "Compensation Disclosure and Analysis." The target amount shown is a percentage of 2009 annual base salary as follows: Dr. McMahon: 50%; Mr. Martell: 35%; Mr. Weaver: 30%; and Dr. De Jager: 30%. The minimum payout level is 0% of the target amount shown. The maximum payout level is 100% of the target amount. Our annual incentive awards program is described in more detail in the "Compensation Discussion and Analysis" above. For 2009, no payouts were made under the annual incentive awards program.

(2)
Because the lowest possible payment is $0, no threshold payout amount is indicated.

(3)
The exercise price of the options is equal to the closing sale price of our common stock on the grant date as reported on The Nasdaq Global Market.

(4)
The amount reported represents the full grant date fair value of the options or RSUs granted to each named executive officer in 2009, computed in accordance with FASB ASC Topic 718. See Note 10, "Share-based Compensation," of the notes to consolidated financial statements in our Annual Report on Form 10-K for the assumptions used in determining the amounts for option awards. The grant date fair value for RSUs was computed based on the closing sale price of our common stock on the grant date, as reported on The Nasdaq Global Market.

(5)
Mr. Weaver joined the company on February 18, 2009. The amounts shown in the Estimated Future Payouts Under Non-Equity Incentive Plan Awards columns are pro-rated for his 10.5 months of service in 2009.

(6)
The RSU awarded to Mr. Martell under the 2004 Plan vests 25% on each of the first four anniversaries of the grant date, subject to accelerated vesting upon certain events described in the "Compensation Discussion and Analysis."

(7)
The option shown was granted under the 2004 Plan when Mr. Weaver joined the company in February 2009, has a ten-year term and vests 25% on the one-year anniversary of the grant date and monthly thereafter over the next three years.

        Salary and Cash Incentive Awards in Proportion to Total Compensation:    During 2009, no equity awards were granted to either of Drs. McMahon or DeJager, resulting in all of their compensation for 2009 being payable in the form of cash. The following table sets forth the percentage of each named executive officer's total compensation paid in the form of base salary and cash incentive awards for fiscal 2009.

Name	Percentage of Total Cash Compensation
Gerald McMahon	100%
Ronald A. Martell	32%
Gregory L. Weaver	42%
Robert L. De Jager	100%

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2009

        The following table provides information about unexercised stock options and unvested stock awards held by the named executive officers as of December 31, 2009. Equity awards granted in 2009 also are disclosed in the 2009 Grants of Plan-Based Awards Table.

			Option Awards				Stock Awards
								Market Value of Shares or Units of Stock That Have Not Vested ($)
							Number of Shares or Units of Stock That Have Not Vested (#)
			Number of Securities Underlying Unexercised Options (#)(1)
					Option Exercise Price ($)	Option Expiration Date(2)
Name	Grant Date		Exercisable	Unexercisable
Gerald McMahon	5/18/2004		91,666	—	15.00	5/18/2014
	1/24/2005		33,332	—	12.90	1/24/2015
	4/29/2006		76,389	6,944	7.50	4/29/2016
	6/16/2006		72,917	10,416	6.48	6/16/2016
	6/16/2006	(3)	99,999	66,667	6.48	6/16/2016
	9/13/2006	(4)	200,858	83,542	3.66	9/13/2016
	2/7/2007		111,562	45,938	5.98	2/7/2017
	5/31/2007	(5)	156,875	143,125	8.14	5/31/2017
	1/3/2008		59,896	65,104	4.18	1/3/2018
	12/18/2008		31,250	93,750	1.78	12/18/2018
Ronald A. Martell	6/26/2006	(6)	8,333	—	6.00	6/26/2016
	5/7/2007	(7)	516,667	283,333	6.87	5/7/2017
	1/3/2008		35,938	39,062	4.18	1/3/2018
	12/18/2008		18,750	56,250	1.78	12/18/2018
	10/6/2009	(8)					100,000	183,000
Gregory L. Weaver	2/18/2009	(7)	—	200,000	2.38	2/18/2019
Robert L. De Jager	2/1/2008	(7)	45,833	54,167	5.56	2/1/2018
	12/9/2008		6,250	18,750	2.68	12/9/2018
	12/18/2008		15,000	45,000	1.78	12/18/2018

(1)
Unless otherwise noted, the options listed in this column vest in equal monthly installments over four years from the date of grant.

(2)
All options expire ten years from the effective date of the grant.

(3)
The option vests on the seven-year anniversary of the date of grant, subject to accelerated vesting, of up to 25% in each year to the extent Dr. McMahon achieves the performance goals established under the annual incentive awards program, at the discretion of the equity awards subcommittee of the board compensation committee. As a result of achievement of performance goals, the option was accelerated as to 33,333 shares in 2007 (as credit for achievement of 2006 corporate goals) and 66,667 shares in 2008 (as credit for achievement of 2007 and 2008 corporate goals). No portion of the option was accelerated during 2009, however, in 2010, the option was accelerated as to 41,666 shares based on achievement of 2009 performance goals.

(4)
The option vests 50% in equal monthly installments over the first four years from the date of grant and 50% on the seven-year anniversary of the date of grant. Vesting of the second 50% of the option granted is subject to accelerated vesting of up to 25% in each year to the extent of the company's actual achievement of annual performance goals established under the annual incentive awards program, at the discretion of the equity awards subcommittee of the board compensation committee. As a result of achievement of performance goals, the second 50% of the option was accelerated as to 28,440 shares in 2007 (as credit for achievement of 2006 corporate goals) and as to 56,880 shares in 2008 (as credit for achievement of 2007 and 2008 corporate goals). No portion of the option was accelerated during 2009, however, in 2010, the second 50% of the option was accelerated as to 35,550 shares based on the extent of achievement of 2009 corporate goals.

(5)
The option vests 50% in equal monthly installments over the first four years from the date of grant and 50% on the seven-year anniversary of the date of grant. Vesting of the second 50% of the option is subject to accelerated vesting of up to 25% in each year to the extent of the company's actual achievement of the annual performance goals established under the annual incentive awards program, at the discretion of the equity awards subcommittee of the board compensation committee. As a result of achievement of performance goals, the second 50% of the option was accelerated as to 60,000 shares through 2008. No portion of the option was accelerated during 2009, however, in 2010, the second 50% of the option was accelerated as to 37,500 shares based on the extent of achievement of 2009 performance goals.

(6)
Mr. Martell was issued this option for service on the board of directors prior to his employment. This grant vested 50% one year after the grant date and 50% on the second year after the grant date.

(7)
The option vests 25% one year after the date of grant and thereafter in equal monthly installments over the next three years.

(8)
The RSU vests 25% on each of the four anniversaries of the grant date, except that up to 50% of the RSU may accelerate in vesting upon achievement of certain milestones that occurs prior to two years from the grant date. Milestones are defined generally as (a) a major partnering transaction with respect to picoplatin or (b) FDA approval of a New Drug Application by the company for picoplatin.

Option Exercises and Stock Vested in 2009

        None of the named executive officers exercised any stock options during 2009, and no stock awards held by any of the named executive officer vested during 2009.

Pension Benefits and Nonqualified Deferred Compensation

        We do not provide pension arrangements or post-retirement health coverage for our executive employees. We also do not maintain any nonqualified deferred compensation plans, but our executive officers are eligible to participate in our 401(k) defined contribution plan. For 2009, we contributed to each participant a discretionary matching contribution equal to 10% of the participant's compensation that was contributed to the plan for 2009, up to a maximum matching contribution of $500 per participant.

Potential Payments Upon Termination or Change of Control

        All of the named executive officers are parties to standard forms of executive severance and change of control agreements. The information below describes and quantifies certain compensation that would become payable under these agreements if the named executive officer's employment had terminated on December 31, 2009, based on the named executive officer's compensation and service levels as of such date, and, if applicable, based on the company's closing stock price on December 31, 2009 (the last trading day of fiscal 2009). Payments and benefits payable under the executive severance and change of control agreements are in addition to benefits paid generally to salaried employees of the company, including distributions under the company's 401(k) plan and accrued salary and vacation pay. The named executive officers are not entitled to any potential payments or benefits not otherwise available generally to salaried employees of the company in the event of termination of employment by the company for cause or by the executive without good reason or due to retirement. The executive severance and change of control agreements were amended and restated in February 2009 for then currently serving executive officers solely to reflect 409A amendments made to such agreements in December 2008. The amendments did not affect the amount of compensation or types of benefits payable under those agreements.

        Effective February 5, 2010, Mr. Martell succeeded Dr. McMahon as Chief Executive Officer. The description of the agreements and the amounts shown below for each of the named executive officers reflect the terms of their agreements as of December 31, 2009. As a result of his termination, Dr. McMahon became eligible to receive severance benefits in accordance with the terms of his severance agreement as described below.

Executive Severance Agreements

        Termination by the Company without Cause or by the Executive for Good Reason Absent a Change of Control.    As of December 31, 2009, the executive severance agreements of Mr. Martell, Mr. Weaver and Dr. De Jager each provide that, if the executive is terminated without cause, or if the executive resigns for good reason, he is entitled to receive:

  •
  severance pay equal to 75% of current annual base salary;

  •
  continued medical, dental and vision insurance benefits for up to nine months (or until such earlier time as the executive qualifies for comparable insurance benefits from another employer); and

  •
  if applicable, reimbursement of excise taxes.

        Cash severance payments are in the form of salary continuation, payable at normal payroll intervals during the nine months following the date of termination. Each of these severance agreements runs for an initial term of one year and renews automatically for successive one-year periods unless either party gives nine months' prior notice of non-renewal.

        As of December 31, 2009, Dr. McMahon's executive severance agreement provided that, if he is terminated without cause or if he resigned for good reason, he would have been entitled to receive:

  •
  severance pay equal to 100% of current annual base salary, payable in the form of salary continuation for one year following the date of termination;

  •
  continued medical, dental and vision insurance benefits for up to one year (or until such earlier time as Dr. McMahon qualifies for comparable insurance benefits from another employer); and

  •
  if applicable, reimbursement of excise taxes.

        Dr. McMahon's severance agreement ran for an initial term of two years and could be renewed automatically for successive two-year periods unless either party gave 90 days' prior notice of non-renewal.

        In all cases, as a condition to receiving any severance payment, each executive must execute a general release of claims against the company in a form satisfactory to the company in its sole discretion. To the extent that severance payments and benefits under the change of control agreements described below are payable to the named executive officer, no payments will be made to such executive under his or her executive severance agreement.

        The executive severance agreements generally define "cause" as: a clear refusal to carry out any of the executive's material lawful duties; a persistent failure to carry out any of the executive's lawful duties after reasonable notice and an opportunity to correct the failure; violation by the executive of a state or federal criminal law involving a crime against the company or any other crime involving moral turpitude; the executive's current abuse of alcohol or controlled substances; deception, fraud, misrepresentation or dishonesty by the executive; any incident materially compromising the executive's reputation or ability to represent the company with investors, customers or the public; or any material violation by the executive of the severance agreement, subject to certain notice and opportunity-to-cure provisions set forth in the agreements.

        "Good reason" generally includes a material reduction of the executive's annual base salary below the level in effect on the date of the agreement, regardless of any change in the executive's duties; the assignment to the executive of any duties materially inconsistent with or resulting in a material diminution of the executive's position, authority, duties or responsibilities (excluding actions of the company not taken in bad faith and promptly remedied); requiring the executive to be based at any office or location more than a designated number of miles from the city in which the executive currently is employed (30 miles in the case of Dr. McMahon and 50 miles in the case of the other named executive officers); the company's failure to properly assign the executive severance agreement to a successor entity; or any other material violation by the company of the severance agreement, subject to certain notice and opportunity-to-cure provisions set forth in the agreements.

        The estimated values of severance and other benefits payable to each named executive officer, based on a hypothetical termination of employment by the company without cause or by the executive with good reason on December 31, 2009, in circumstances in which there is no change of control (as defined below) of the company, are set forth in the following table:

Name	Estimated Value of Cash Severance Payments ($)	Estimated Value of Continued Medical, Dental & Vision Benefits ($)	Total ($)
Gerald McMahon(1)	446,719	24,209	470,928
Ronald A. Martell(2)	260,842	18,157	278,999
Gregory L. Weaver	217,500	18,157	235,657
Robert L. De Jager(3)	266,523	13,216	279,739

(1)
Dr. McMahon was terminated effective February 5, 2010, and cash severance is being paid per the terms of the agreement as of the date of this proxy statement. Dr. McMahon will receive twelve months of salary totaling $466,719 based on his 2010 base salary and $24,135 of accrued vacation. Additionally, Dr. McMahon is eligible to receive continued medical, dental and vision insurance, valued at $24,209, for the twelve months following the effective date of his termination.

(2)
Effective with Mr. Martell's appointment as Chief Executive Officer on February 5, 2010, his severance agreement was amended to increase the severance amount payable from 75% to 100% of annual base salary and to extend eligibility for continued medical, dental and vision benefits from nine months to twelve months following a qualifying termination of employment.

(3)
Dr. De Jager was terminated effective February 5, 2010, and cash severance is being paid per the terms of the agreement as of the date of this proxy statement. Dr. De Jager will receive nine months of salary totaling $266,523 based on his 2010 base salary and $1,794 of accrued vacation. Additionally, Dr. De Jager is eligible to receive continued medical, dental and vision insurance, valued at $13,216, for the nine months following the effective date of his termination.

        Termination due to Death or Total Disability Absent a Change of Control.    The executive's severance agreement and the executive's employment terminate automatically upon the death or total disability of the executive. "Total disability" is defined as the named executive officer's inability to perform his or her essential duties for a period or periods aggregating 12 weeks in any 365 day period as a result of physical or mental illness, loss of legal capacity or any cause beyond the executive's control, unless the executive is granted a leave of absence by our board of directors. If the executive's employment had terminated by reason of death or total disability as of December 31, 2009, the executive, if applicable, or his or her family members would have been entitled to receive continued medical, dental and vision insurance benefits for up to nine months in the cases of Mr. Martell, Mr. Weaver and Dr. De Jager and for up to one year in the case of Dr. McMahon. The estimated values of these benefits are reflected in the preceding table.

Change of Control Agreements and 2004 Plan Change of Control Provisions

        Termination by the Company without Cause or by the Executive for Good Reason Following a Change of Control.    The change of control agreements provide each of the named executive officers with termination compensation if, within two years following a change of control of the company, the executive's employment with the company or an affiliated company is terminated without cause or the executive terminates his or her employment for good reason. In such case, as of December 31, 2009, each named executive officer, other than Dr. McMahon, is entitled to receive:

  •
  an amount equal to the annual performance bonus (prorated for the number of days served during the year of termination);

  •
  continued medical, dental and vision insurance benefits for up to one year (or until such earlier time as the executive qualifies for comparable insurance benefits from another employer);

  •
  severance pay equal to one times the annual performance bonus and one times annual base salary; and

  •
  full acceleration of stock option vesting.

        As of December 31, 2009, Dr. McMahon would have been entitled to receive:

  •
  the annual performance bonus (prorated for the number of days served during the year of termination);

  •
  continued medical, dental and vision insurance benefits for up to eighteen months (or until such earlier time as Dr. McMahon qualifies for comparable insurance benefits from another employer);

  •
  severance pay equal to one times the annual performance bonus and two times annual base salary; and

  •
  full acceleration of stock option vesting.

        All cash amounts are payable in a lump sum within ten working days of the date of termination. Sums payable with respect to an annual performance bonus are based on the average bonus paid or payable during the three prior fiscal years (or any shorter period of employment). Under the terms of our 2004 Plan, all vested stock options expire three months after the date of termination of service. The change of control agreements also provide for reimbursement of any excise taxes payable by the executive as a consequence of the payments or benefits received under the change of control agreement or any benefit plan of the company.

        A "change of control" under the agreements is generally deemed to occur upon shareholder approval of certain mergers, consolidations or reorganizations of the company, the liquidation or dissolution of the company, or certain sales of all or substantially all of the assets of the company; acquisition of beneficial ownership of 20% or more of the outstanding common stock or voting power of the company by a person or group of related persons, if such acquisition is not approved in advance by a majority of the incumbent directors (subject to certain exceptions); acquisition of beneficial ownership of 33% or more of the outstanding common stock or voting power of the company by a person or group of related persons, if such acquisition is approved in advance by a majority of the incumbent directors (subject to certain exceptions); or the failure of incumbent board members (or persons nominated or appointed by incumbent board members) to hold a majority of the seats on the company's board of directors.

        The definitions of "cause" and "good reason" under the change of control agreements are substantially the same as those in the executive severance agreements described above. Each change of control agreement, as amended, runs for an initial one-year term and renews automatically for successive one-year periods unless either party gives 90 days' prior written notice of non-renewal, except that Dr. McMahon's amended change of control agreement had an initial two-year term and could be renewed for successive two-year periods. If a change of control occurs, each agreement automatically renews and runs for a period of two additional years.

        2004 Plan.    In addition to the change of control agreements, the 2004 Plan provides for accelerated vesting of options and other equity awards upon a change of control, which is defined in the 2004 Plan as a merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation of the company as a result of which shareholders of the company receive cash, stock or other property in exchange for or in connection with their shares of common stock. No acceleration occurs under the 2004 Plan in a merger in which the holders of common stock immediately prior to the merger have the same proportionate ownership of common stock in the surviving corporation after the merger, a reincorporation or the creation of a holding company. Mr. Martell's outstanding RSU grant similarly accelerates in vesting in connection with a transaction in which shareholders of the company receive cash, stock or other property in exchange for or in connection with their shares of common stock.

        The estimated values of severance and other benefits payable to each named executive officer based on a hypothetical termination of employment by the company without cause or by the executive with good reason on December 31, 2009 following a change of control of the company, are set forth in the following table. The following table also sets forth the incremental value of accelerated vesting that may occur under the 2004 Plan in the event of a change of control (as defined for purposes of the 2004 Plan):

Name	Estimated Value of Cash Severance Payments ($)(1)	Estimated Value of Continued Medical, Dental & Vision Benefits ($)	Estimated Incremental Value of Accelerated Vesting of Stock Options and Stock Awards ($)(2)	Potential Excise Tax Liability Reimbursable by the Company ($)(3)	Total ($)
Gerald McMahon(4)	1,340,158	36,313	4,688	—	1,381,159
Ronald A. Martell(5)	591,241	24,209	185,813	—	801,263
Gregory L. Weaver	464,000	24,209	—	—	488,209
Robert L. De Jager(6)	568,582	17,621	2,250	—	588,453

(1)
Reflects base salary, 200% for Dr. McMahon and 100% for the other named executive officers, plus 100% of annual performance bonus, prorated for the number of days served during the year of termination, as well as a severance payment equal to one times the annual performance bonus.

(2)
Reflects the estimated incremental value of accelerated vesting of all stock options held by the named executive officers on December 31, 2009, based on the excess of the closing price of our common stock at December 31, 2009 (the last trading day of fiscal 2009) over the exercise prices of such options. With respect to stock awards held by Mr. Martell, the reported amount also reflects the value of accelerated vesting of stock awards held by him on December 31, 2009, which was $183,000, based on the closing price of our common stock at December 31, 2009 (the last trading day of fiscal 2009), as reported on The Nasdaq Global Market.

(3)
Reimbursement of excise taxes is required only to the extent that any portion of the payments or benefits under the change of control agreements or any benefits plan would be characterized as an "excess parachute payment" to the executive under Section 280G of the Code, giving rise to an excise tax payable by the executive under Section 4999 of the Code.

(4)
Dr. McMahon's employment was terminated effective February 5, 2010.

(5)
Effective with Mr. Martell's appointment as Chief Executive Officer on February 5, 2010, his change of control agreement was amended to increase the amount of base salary severance from one to two times base salary and to extend eligibility for continued medical, dental and vision benefits from nine months to twelve months following a qualifying termination of employment.

(6)
Dr. De Jager's employment was terminated effective February 5, 2010.

        Termination due to Death or Total Disability Following a Change of Control.    The executive's change of control agreement and the executive's employment during the two years following a change of control terminate automatically upon the death or total disability of the named executive officer. "Total disability" is defined in the agreements as the named executive officer's inability to perform his or her essential duties for a period or periods aggregating 12 weeks in any 365 day period as a result of physical or mental illness, loss of legal capacity or any cause beyond the executive's control, unless the executive is granted a leave of absence by our board. If the executive's employment had terminated by reason of death or total disability as of December 31, 2009 following a change of control of the company, the executive, if applicable, or his or her family members would have been entitled to continued medical, dental and vision insurance benefits for up to one year, except for Dr. McMahon who would have been entitled to continued medical and dental insurance benefits for up to eighteen months. The estimated values of these benefits are reflected in the preceding table.

DIRECTOR COMPENSATION

        For 2009, our nonemployee directors received an annual fee of $20,000 for service on the board of directors, together with a fee of $2,000 for each in-person board meeting. Payment for attendance at telephonic board meetings was $500 for up to one hour, $1,000 for one to two hours and $1,500 for more than two hours. Nonemployee directors also received a fee of $500 for attendance at each meeting of a committee on which they served. The audit committee chairman received an annual retainer in 2009 of $10,000, and each audit committee member received a 2009 annual retainer of $6,000. The chairmen of the compensation committee and the nominating and corporate governance committee each received annual retainers in 2009 of $6,500. The members of each of the compensation committee and the nominating and corporate governance committee received a 2009 annual retainer of $4,000. We also reimburse each of our nonemployee directors for reasonable travel expenses incurred in connection with attending board and board committee meetings.

        Nonemployee directors also receive stock option grants under our Stock Option Grant Program for Nonemployee Directors (the NED Program), which is administered under our 2004 Plan. Each new nonemployee director, upon initial election or appointment to the board of directors, receives an option to purchase 30,000 shares of common stock at an exercise price equal to the fair market value per share of common stock on the grant date. In addition, each nonemployee director automatically receives an annual option grant to purchase 15,000 shares of common stock immediately following each annual meeting of shareholders at an exercise price equal to the fair market value per share of common stock on the grant date, provided that a nonemployee director who has received the initial option grant for 30,000 shares of common stock within five months prior to any such annual meeting of shareholders, does not receive an annual grant for such annual meeting. All options granted to nonemployee directors under the NED Program have a term of ten years and vest 50% one year after the date of grant and 50% two years after the date of grant. Separate from the NED Program, the lead independent director on the board is also eligible for an additional option grant which, for 2009, was an option grant for 7,500 shares.

        In addition, in April 2009, the company entered into a consulting agreement with Gary Lyons prior to his commencement of services as a nonemployee director on July 7, 2009. As amended on July 11, 2009, the consulting agreement provides that Mr. Lyons will be paid a monthly payment of $20,000 (pro-rated for partial months of service) and will be granted 170,000 RSUs in exchange for his business development consulting services to the company. The RSUs granted to Mr. Lyons on July 11, 2009 vest 50% on each of the first two anniversaries of the grant date, subject to 100% accelerated vesting upon the achievement of either a partnering transaction or a corporate transaction (generally as defined in the 2004 Plan). The consulting agreement was subsequently amended, pursuant to which, effective March 11, 2010, Mr. Lyons will be paid a monthly sum of $10,000 per month (pro-rated for any partial months) for providing 25% of full-time service relating to business development consulting services to the company.

2009 DIRECTOR COMPENSATION TABLE

        The following table presents information relating to total compensation of directors for the fiscal year ended December 31, 2009.

Name(1)	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)		Option Awards ($)(3)(4)(5)		All Other Compensation ($)		Total ($)
Robert S. Basso	66,000	—		61,272		—		127,272
Frederick B. Craves, Ph.D.	38,000	—		61,272		—		99,272
E. Rolland Dickson, M.D.	50,000	—		91,908	(6)	—		141,908
Carl S. Goldfischer, M.D.	36,000	—		61,272		—		97,272
Robert M. Littauer	63,000	—		61,272		—		124,272
Gary Lyons	16,672	1,122,000	(7)	100,983	(8)	140,000	(9)	1,379,655
Nicholas J. Simon III	43,500	—		61,272		—		104,772
David R. Stevens, Ph.D.	55,000	—		61,272		—		116,272

(1)
Dr. McMahon, our former Chief Executive Officer and our continuing non-executive Chairman of the board of directors, and board member Mr. Martell, our current Chief Executive Officer and former President and Chief Operating Officer, are not included in this table because, as employees of the company during 2009, they did not receive separate compensation for their services as directors. The compensation received by Dr. McMahon and Mr. Martell as executive officers of the company is shown in the 2009 Summary Compensation Table above.

(2)
Includes all annual retainer fees, committee and chairmanship fees, and meeting fees earned for 2009. All annual retainer fees are paid to board members, committee members and committee chairs semi-annually in advance of services, rather than in arrears. Accordingly, retainer fees for the first half of calendar 2009 were paid in December 2008 and retainer fees for the second half of the 2009 calendar year were paid in June 2009. Retainer fees paid in December 2009 for services during the first half of 2010 are not included.

(3)
The amounts reported in the Option Awards and Stock Awards columns represent the grant date fair value of such awards, computed in accordance with FASB ASC Topic 718. See Note 10, "Share-based Compensation," of the notes to the consolidated financial statements in our Annual Report on Form 10-K for the assumptions used in determining the amounts for option awards. The grant date fair value for RSUs granted to Mr. Lyons was computed based on the closing sale price of our common stock on the grant date, as reported on The Nasdaq Global Market.

(4)
At December 31, 2009, each director named in the table above had the following number of options outstanding: Mr. Basso: 60,000; Dr. Craves: 109,161; Dr. Dickson: 132,494; Dr. Goldfischer: 137,494; Mr. Littauer: 95,831; Mr. Lyons: 30,000; Mr. Simon: 53,333; and Dr. Stevens: 95,831.

(5)
Reflects an option award to purchase 15,000 common shares at $4.70 per share granted on June 24, 2009, unless otherwise noted.

(6)
Reflects an option award to purchase 15,000 common shares at $4.70 per share and an option award to purchase 7,500 common shares at $4.70 per share, both of which were granted on June 24, 2009. The second option award was granted in connection with Dr. Dickson's duties as lead independent director.

(7)
On July 11, 2009, Mr. Lyons was granted 170,000 RSUs in connection with the amendment of his consulting agreement with the company. The RSUs vest 50% on each of the first two anniversaries of the grant date, subject to 100% vesting upon the achievement of either a partnering transaction or a corporate transaction.

(8)
Reflects an option award to purchase 30,000 common shares at $6.69 per share granted on July 7, 2009. The option award was granted in connection with Mr. Lyons' initial award as a new director.

(9)
Reflects fees paid to Mr. Lyons during 2009 in connection with services provided under his consulting agreement.

EQUITY COMPENSATION PLAN INFORMATION

        The following table presents information as of December 31, 2009 with respect to the company's compensation plans, including individual compensation arrangements, under which equity securities of the company are authorized for issuance to employees and nonemployees of the company, such as directors, lenders, consultants, and advisors:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(3)	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights(4)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a))(5)
Equity Compensation Plans
Approved by Security Holders(1)	6,167,207	$6.02	1,291,633
Equity Compensation Plans
Not Approved by Security Holders(2)	5,085,196	$4.83	—
Total	11,252,403	$5.45	1,291,633

(1)
Includes the Company's 1991 Stock Option Plan for Non-Employee Directors (Directors Plan), the Restated 1994 Stock Option Plan (1994 Plan) and the 2004 Plan. The Directors Plan was terminated on March 31, 2005 and the 1994 Plan was terminated on February 17, 2004. Accordingly, no further awards can be issued under the Directors Plan and the 1994 Plan.

(2)
Reflects a warrant issued for placement agent services in connection with our 2006 equity financing and warrants issued to financial institutions participating in our term loan facility. For additional details about these warrants, see Note 9 to the notes to the consolidated financial statements in Item 8 of our Annual Report on Form 10-K.

(3)
Includes 561,044 shares subject to outstanding RSUs granted under the 2004 Plan.

(4)
The weighted-average exercise price does not include the common shares subject to outstanding RSUs which have no exercise price. If the RSUs were included, the weighted-average exercise price would be $5.47 per share and the total weighted-average exercise price would be $5.18 per share.

(5)
All common shares remaining available for issuance under equity compensation plans are issuable under our 2004 Plan. The 2004 Plan contains an evergreen provision described in Proposal 3 of this proxy statement, pursuant to which the number of common shares available under the plan will automatically increase on the first day of each of the company's fiscal years beginning in 2008. Giving effect to the evergreen provision of the 2004 Plan, as of January 1, 2010, the aggregate number of common shares available for issuance as new awards was 3,395,606 shares. As of April 16, 2010, 132,659 shares remained available for issuance as new awards under the 2004 Plan. The amount reported does not include 1,200,000 additional shares that will become available for issuance under the Amended and Restated 2004 Plan if the shareholders approve the share increase set out in Proposal 3.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding beneficial ownership, as of April 16, 2010, of the company's common stock by (a) each person known by the board of directors to beneficially own more than 5% of the outstanding common stock, (b) each director and nominee for director, (c) our chief executive officer and each executive officer named in the Summary Compensation Table, and (d) all executive officers and directors as a group. Except as otherwise indicated, we believe that the beneficial owners of the shares listed below have sole investment and voting power with respect to the shares.

Name and Address of Beneficial Owner	Common Shares Beneficially Owned(1)	Percent of Common Shares Outstanding(2)
MPM BioVentures III, L.P., MPM BioVentures III-QP, L.P, MPM BioVentures III GmbH & Co. Beteiligungs KG, MPM BioVentures III Parallel Fund, L.P. and MPM Asset Management Investors 2005 BVIII LLC(3)	8,179,795	16.7%
The John Hancock Tower 200 Clarendon Street, 54th Floor Boston, MA 02116
Bay City Capital Fund IV, L.P. and Bay City Capital Fund IV Co-Investment Fund, L.P., Bay City Capital Management IV LLC and Bay City Capital LLC(4)	5,626,012	11.7%
750 Battery Street, Suite 400 San Francisco, CA 94111
Corrado and Marcello Fratini(5) Piazza Strozzi 1 50123 Firenze Italy	2,906,800	6.2%
Gerald McMahon(6)	1,166,427	2.4%
Robert S. Basso(7)	42,500	*
Fred B. Craves(8)	5,916,476	12.3%
E. Rolland Dickson(9)	99,577	*
Carl S. Goldfischer(10)	5,741,006	11.9%
Robert M. Littauer(11)	73,331	*
Gary A. Lyons	—	—
Ronald A. Martell(12)	690,762	1.4%
Nicholas J. Simon, III(13)	8,179,795	16.7%
David R. Stevens(14)	93,149	*
Gregory L. Weaver(15)	71,932	*
Robert L. De Jager(16)	88,141	*
Directors and executive officers as a group (12 persons)(17)	17,227,846	32.9%

*
Less than 1%

(1)
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock owned as of April 16, 2010 and shares of common stock which are issuable within 60 days of April 16, 2010, including pursuant to options or warrants to purchase common stock, are deemed beneficially owned for computing the percentage of the person holding such securities, but are not considered outstanding for purposes of computing the percentage of any other person.

(2)
Based on 47,073,262 shares of common stock outstanding on April 16, 2010.

(3)
Includes 1,785,713 shares of common stock issuable upon exercise of warrants and 30,833 shares of common stock subject to options issuable within 60 days. MPM BioVentures III GP, L.P and MPM BioVentures III LLC (MPM III LLC) are the direct and indirect general partners of MPM BioVentures III-QP, L.P., MPM BioVentures III, L.P., BioVentures III Parallel Fund, L.P. and MPM BioVentures III GmbH & Co. Beteiligungs KG (the MPM III Funds). Luke Evnin, Ansbert Gadicke, Nicholas Galakatos, Dennis Henner, Nicholas J. Simon III, Michael Steinzmetz and Kurt Wheeler are members of MPM III LLC and MPM Asset Management Investors 2005 BVIII LLC (AM 2005) and exercise voting and investment control over the securities owned by the MPM III Funds and AM 2005. Each such individual disclaims beneficial ownership of the securities held by the MPM III Funds and AM 2005. Mr. Simon is a director of the company and the record holder of the option shares beneficially owned by the MPM Funds and AM 2005.

(4)
Includes 1,071,428 shares of common stock issuable upon exercise of warrants. Bay City Management is general partner to Bay City Capital Fund IV, L.P. and Bay City Capital Fund IV Co-Investment Fund, L.P (the BCC Funds) and has voting and investment control over the securities held by the BCC Funds. Such control is exercised by BCC as a manager of Bay City Management. Fred B. Craves and Carl S. Goldfischer, directors of the company, are managers of Bay City Management and members and managing directors of BCC. Dr. Craves and Dr. Goldfischer each disclaims beneficial ownership of the securities held by the BCC Funds.

(5)
Messrs. Fratini share voting and investment power with respect to the shares.

(6)
Includes 1,134,846 shares of common stock subject to options exercisable within 60 days.

(7)
Includes 37,500 shares of common stock subject to options exercisable within 60 days.

(8)
Includes 4,554,584 shares of common stock beneficially owned by the BCC Funds, 1,071,428 shares of common stock subject to warrants owned by BCC Funds (see note (4) above), and 86,661 shares of common stock subject to options exercisable within 60 days held by Dr. Craves. Dr. Craves disclaims beneficial ownership of the securities held by the BCC Funds.

(9)
Includes 98,744 shares of common stock subject to options exercisable within 60 days.

(10)
Includes 4,554,584 shares of common stock beneficially owned by the BCC Funds, 1,071,428 shares of common stock subject to warrants owned by BCC Funds (see note (4) above), and 111,661 shares of common stock subject to options exercisable within 60 days held by Dr. Goldfischer. Dr. Goldfischer disclaims beneficial ownership of the securities held by the BCC Funds.

(11)
Consists of 73,331 shares of common stock subject to options exercisable within 60 days.

(12)
Consists of 678,647 shares of common stock subject to options exercisable within 60 days.

(13)
Consists of 6,363,249 shares of common stock beneficially owned by the MPM Funds and AM 2005, 1,785,713 shares of common stock subject to warrants owned by the MPM Funds and AM 2005 (see note (3) above), and 30,833 shares of common stock subject to options exercisable within 60 days held by Mr. Simon. Mr. Simon disclaims beneficial ownership of the securities held by the MPM Funds and AM 2005.

(14)
Includes 73,331 shares of common stock subject to options exercisable within 60 days.

(15)
Consists of 61,932 shares of common stock subject to options exercisable within 60 days.

(16)
Consists of 88,141 shares of common stock subject to options exercisable within 60 days.

(17)
Includes 2,857,141 shares of common stock issuable upon exercise of warrants and 2,472,886 shares of common stock subject to options exercisable within 60 days.

 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS WITH MANAGEMENT

        In accordance with its charter, the audit committee is responsible for the review, approval or ratification of any transaction or series of transactions with a director or senior officer of the company, a director nominee, a principal shareholder of the company, or any such person's immediate family members or affiliates in which the aggregate amount involved exceeds $120,000 (the current SEC disclosure threshold amount) or is otherwise disclosable under applicable rules and regulations of the SEC. Absent exceptional circumstances, transactions available to all company employees generally and/or transactions involving compensation approved, or recommended for approval by, the board compensation committee are excluded from this policy. The audit committee will consider relevant facts and circumstances of each case, including the risks, costs and benefits to the company and our shareholders, the terms of the transaction, and the availability of other sources for comparable services or products. Any member of the audit committee who is a related person with respect to a transaction under review cannot participate in the deliberations or vote respecting approval or ratification of the transaction.

        BCC, an affiliate of Bay City Management, is financial advisor to and indirectly controls the BCC Funds, which were among the investors in our $65 million equity financing that closed on April 26, 2006 and our $70 million public offering that closed on April 30, 2007. Two of our directors, Frederick B. Craves and Carl S. Goldfischer, are managing directors of BCC and possess capital and carried interests in the BCC Funds. Nicholas J. Simon, a company director, is affiliated with the MPM Funds and AM 2005, which also were investors in the 2006 financing and the 2007 public offering, and possesses capital and carried interests in the MPM Funds and AM 2005. The audit committee reviewed and approved or ratified the 2006 equity financing and the 2007 public offering and related transactions.

        During 2009, Gary A. Lyons, a director of the Company, received compensation for consulting services to the company in the amount of $140,000, pursuant to a consulting agreement dated April 1, 2009, as amended, between the Company and Mr. Lyons. The consulting agreement, as amended, was approved by the board compensation committee and therefore did not require review, approval or ratification by the board audit committee under the policy described above. Please refer to the 2009 Director Compensation Table above for additional information regarding total compensation paid to Mr. Lyons and other company directors during 2009.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act, requires our directors and certain officers, and persons who beneficially own more than 10% of our outstanding common stock, to file with the SEC initial reports of ownership and reports of changes in their beneficial ownership of our common stock. Directors, policymaking officers and greater-than-10% shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

        Based solely on our review of the copies of the forms we received, or written representations from certain reporting persons that no such forms were required for those persons, we believe that during 2009 all filing requirements of Section 16(a) applicable to directors, executive officers and greater-than-10% shareholders were complied with by such persons.

RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
(PROPOSAL 2)

        The audit committee has appointed Ernst & Young LLP to serve as our independent registered public accounting firm to conduct an audit of our accounts for fiscal year 2010.

        Selection of our independent registered public accounting firm is not required to be submitted to a vote of the shareholders for ratification by our bylaws or otherwise. However, the board of directors has elected to submit the selection of Ernst & Young LLP as our independent registered public accounting firm to shareholders for ratification as a matter of good corporate practice. If the shareholders fail to vote on an advisory basis in favor of the appointment, the audit committee will reconsider whether to retain Ernst & Young, and may retain that firm or another without resubmitting the matter to our shareholders. Even if shareholders vote on an advisory basis in favor of the appointment, the audit committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the company and our shareholders.

        Representatives of Ernst & Young are expected to be present at the annual meeting. They will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

        Our board of directors recommends that shareholders vote FOR Proposal 2.

Change of Principal Accounting Firm

        On May 22, 2009, the board of directors, based on the audit committee's recommendation, dismissed KPMG LLP as the company's independent registered public accountants and approved the engagement of Ernst & Young LLP to serve as the company's independent registered public accountants for the fiscal year 2009.

        The audit reports of KPMG on the consolidated financial statements of the company for the years ended December 31, 2008 and 2007 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle, except for KPMG's report dated March 16, 2009, which contained an explanatory paragraph that cited certain conditions that raised substantial doubt about the company's ability to continue as a going concern. The audit reports of KPMG on the effectiveness of internal control over financial reporting as of December 31, 2008 and 2007 did not contain any adverse opinion or disclaimer of opinion nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

        During the company's fiscal years ended December 31, 2008 and 2007 and the subsequent interim period through May 22, 2009, there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to KPMG's satisfaction, would have caused KPMG to make reference to the subject matter of such disagreements in connection with its reports on the company's consolidated financial statements for such years.

        There were no "reportable events," as defined in Item 304(a)(1)(v) of Regulation S-K, during the company's fiscal years ended December 31, 2008 and 2007 and the subsequent interim period through May 22, 2009.

        The company provided KPMG with a copy of the above disclosures prior to its filing with the SEC and requested KPMG to furnish the company with a letter addressed to the SEC stating whether or not KPMG agrees with the above statements. A copy of KPMG's letter dated May 26, 2009 was furnished to the SEC as an exhibit to the company's Form 8-K filed on May 26, 2009.

        During the company's fiscal years ended December 31, 2008 and 2007 and the subsequent interim period through May 22, 2009, neither the company nor anyone on its behalf consulted Ernst & Young regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the company's financial statements, and no written report or oral advice of Ernst & Young was provided to the company that Ernst &Young concluded was an important factor considered by the company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement or reportable event as defined in Regulation S-K, Item 304(a)(1)(iv) and Item 304(a)(1)(v), respectively.

Principal Accounting Fees and Services

        Ernst & Young served as our registered independent public accountants in 2009. The aggregate fees billed for professional services rendered by Ernst & Young for fiscal year 2009 were as follows:

Year Ended December 31, 2009
Audit Fees*	$301,350
Tax Fees**	34,487

*
Audit Fees consist of fees for the audit of our financial statements for fiscal year 2009 and reviews of our quarterly financial statements.

**
Tax Fees consist of fees for a study of tax issues under Section 382 of the Code.

        KPMG served as our registered independent public accountants in 2008. The aggregate fees billed for professional services rendered by KPMG for fiscal year 2008 were as follows:

Year Ended December 31, 2008
Audit Fees*	$330,000

*
Audit Fees consist of fees for the audit of our financial statements for fiscal year 2008 and reviews of our quarterly financial statements.

Audit Committee Pre-Approval Policy

        The audit committee of our board of directors has adopted a policy for the pre-approval of all audit and non-audit services provided by our independent accountants. The policy is designed to ensure that the provision of these services does not impair the accountants' independence. Under the policy, any services provided by the independent accountants, including audit, audit-related, tax and other services, must be specifically pre-approved by the audit committee. The audit committee may delegate pre-approval authority to one or more of its members. The audit committee does not delegate responsibilities to pre-approve services performed by the independent accountants to management. All audit and tax services provided by Ernst & Young in 2009 and all audit services provided by KPMG in 2008 were pre-approved by the audit committee. The audit committee has considered and believes the provision of non-audit services is compatible with maintaining the independence of Ernst &Young in the conduct of its audit.

Report of the Audit Committee

        The members of the audit committee are "independent" in accordance with applicable rules promulgated by the SEC and Nasdaq, and the composition of the committee complies with applicable Nasdaq listing standards. Each member is able to read and understand fundamental financial statements, including the company's balance sheet, income statement and cash flow statement. The company's board of directors has determined that Messrs. Littauer and Basso are "audit committee financial experts" as defined in Item 407(d)(5) of Regulation S-K promulgated by the SEC. The board of directors has adopted a written audit committee charter, a copy of which is posted on the company's web site at www.poniard.com. The audit committee has reviewed and discussed the audited financial statements with management. The audit committee has discussed with Ernst & Young LLP, our company's independent registered public accounting firm, the matters required to be discussed by Statement on Accounting Standards No. 6, Communications with Auditors, as amended, and as adopted by the Public Company Accounting Oversight Board in Rule 3000T. The audit committee also has received the written disclosures and the letter from Ernst & Young LLP required by the applicable Public Company Accounting Oversight Board requirements for independent accountant communications with audit committees concerning independence and has discussed with Ernst & Young LLP that firm's independence. Based on the reviews and discussions referred to above, the audit committee recommended to the company's board of directors that the audited financial statements be included in the company's annual report on Form 10-K for the year ended December 31, 2009.

                      Submitted by the audit committee of the board of directors:

                      Robert M. Littauer, Chair
                      David R. Stevens
                      Robert S. Basso

APPROVAL OF AMENDED AND RESTATED 2004 INCENTIVE COMPENSATION PLAN
(PROPOSAL 3)

Amendments to 2004 Incentive Compensation Plan

        Subject to shareholder approval, the board of directors has approved an amendment and restatement of the Poniard Pharmaceuticals, Inc. Amended and Restated 2004 Incentive Compensation Plan (the 2004 Plan), to:

  •
  increase the number of shares of common stock authorized for issuance under the 2004 Plan by 1,200,000 shares, such that the number of shares authorized for issuance under the 2004 Plan will be increased from 9,738,159 shares to 10,938,159 shares (which number includes the shares authorized under the 2004 Plan's evergreen provision through January 1, 2010). Under the 2004 Plan's evergreen provision, which was approved by shareholders at the 2007 annual meeting of shareholders, the number of shares authorized for issuance under the plan automatically increases January 1 of each year, subject to certain limits set forth in the 2004 Plan, described below; and

  •
  increase the number of shares that may be granted as awards to participants in a single calendar year to qualify such awards as performance-based compensation for purposes of Section 162(m) of the Internal Revenue Code.

        Shareholders also are being asked to re-approve the performance criteria for awards to qualify such awards as performance-based compensation under Section 162(m) of the Code. The material terms of the performance criteria for awards are described below.

Objectives of Amendments

        Shareholder approval of the 2004 Plan, as proposed to be amended and restated (the Amended and Restated 2004 Plan), is intended to enable us to achieve the following objectives:

        Our continued ability to offer equity compensation.    As described in the "Compensation Discussion and Analysis," our board compensation committee has adopted a broad-based stock compensation strategy designed to provide meaningful incentives for the day-to-day efforts of our employees, consultants and directors, which, in turn, are expected to improve our long-term performance. As a result, all of our current employees and nonemployee directors currently hold stock options or RSUs under the 2004 Plan. We believe that the effective use of stock compensation remains vital to our ability to achieve our goals in the future and to retain our current employees.

        As of April 16, 2010, 9,738,159 shares are authorized for issuance under the 2004 Plan (taking into account the automatic increase authorized by the evergreen provision through January 1, 2010), of which 569,423 shares have been issued upon the exercise of stock options or the vesting of restricted stock unit grants. As of April 16, 2010, approximately 132,659 shares remain available for the grant of new awards under the 2004 Plan, excluding any shares subject to the proposed share increase in this proposal.

        The board, the compensation committee of the board and management believe that the additional 1,200,000 shares for which shareholder approval is being sought is crucial for us to have an appropriate supply of shares for equity incentives to retain, recruit and hire the talent required for our current and future performance.

        As of April 16, 2010, individuals held under the 2004 Plan (a) stock options to purchase a total of 5,809,435 shares of our common stock, with a per share weighted average exercise price of $5.22, and (b) 3,226,642 shares subject to restricted stock units to be settled in shares of common stock upon vesting. As of April 16, 2010, the closing sale price per share of our common stock as reported on The Nasdaq Global Market was $1.27.

        Our ability to deduct performance-based compensation for tax purposes.    We are asking shareholders to approve an increase in the number of shares that may be granted to individuals in any given calendar year in order to qualify such awards as "performance-based" compensation to the extent permitted under Section 162(m) of the Code. Under Section 162(m) of the Code, in order for the company to be able to deduct compensation in excess of $1 million paid in any year to our chief executive officer and certain other highly compensated executive officers (other than the principal financial officer), the compensation must qualify as "performance-based." Currently, a participant in the 2004 Plan may receive awards for up to 650,000 shares of common stock in a calendar year, except that a newly hired individual may receive a one-time grant of awards for up to 800,000 shares of common stock in the calendar year of hire. Under the Amended and Restated 2004 Plan, subject to shareholder approval, awards for up to 1,200,000 shares of common stock may be granted to a participant in a calendar year, except that a newly hired individual may receive a one-time award for up to 1,500,000 shares of common stock in the calendar year of hire.

        We also are asking our shareholders to re-approve the material terms of the performance criteria under which certain equity awards may be granted so that such awards similarly may qualify as "performance-based" compensation under the Code. For awards to qualify as performance-based under the 2004 Plan, the shareholders must approve the material terms of the performance goals that may apply to such awards at least once every five years. Although the shareholders approved the material terms for performance-based awards at our 2007 annual meeting of shareholders, we are asking shareholders to approve them again this year in connection with the increase in the number of shares that may be granted to individuals under the Amended and Restated 2004 Plan. The material terms of the proposed performance goals for awards under the Amended and Restated 2004 Plan are described below.

        By approving the Amended and Restated 2004 Plan, shareholders also will be re-approving, as required by Section 162(m) of the Code, the material terms of the performance goals under the Amended and Restated 2004 Plan.

        A copy of the Amended and Restated 2004 Plan is attached to this proxy statement as Annex A and is incorporated herein by reference. The following description of the Amended and Restated 2004 Plan is a summary and does not purport to be a complete description. See Annex A to this proxy statement for more detailed information.

        If the Amended and Restated 2004 Plan is not approved by the company's shareholders, the 2004 Plan will continue as currently in effect.

Description of the Amended and Restated 2004 Plan

        Purpose.    The purpose of the Amended and Restated 2004 Plan is to permit grants of stock options, restricted stock awards and stock units to selected employees, officers, directors, agents, consultants, advisors and independent contractors in order to attract and retain the services or advice of such persons and to provide added incentives to such persons by encouraging stock ownership in the company.

        Administration.    The Amended and Restated 2004 Plan may be administered by the board of directors or any board-approved committee (including subcommittees) of two or more members of the board (collectively, the plan administrator). Currently, the compensation committee of the board of directors and the equity awards subcommittee of the compensation committee act as the plan administrator of the 2004 Plan and will act as the plan administrator of the Amended and Restated 2004 Plan. The plan administrator, subject to the terms and conditions of the Amended and Restated 2004 Plan, has the authority to determine all matters related to the plan in its discretion, including the authority to select the individuals to receive awards and to determine the number of shares subject to each award, the type of award to be granted, and the other terms and conditions of the award. To the extent consistent with applicable law, the board may also authorize one or more senior executive officers of the company to grant awards under the Amended and Restated 2004 Plan, within limits specifically prescribed by the board.

        Shares Subject to the Amended and Restated 2004 Plan.    The Amended and Restated 2004 Plan authorizes the issuance of up to 10,938,159 shares of our common stock (which includes the 1,200,000 share increase shareholders are being asked to approve and the automatic annual share increases that have occurred under the plan's evergreen provision through January 1, 2010). Under the Amended and Restated 2004 Plan's evergreen provision, the number of shares authorized for issuance under the plan automatically increases as of the first day of each fiscal year beginning in 2008 equal to the least of (a) 3,000,000 shares; (b) 5% of the outstanding shares of our common stock as of the end of our immediately preceding fiscal year; (c) any lesser number of shares determined by the board of directors; or (d) a number of shares that, when added to the sum of (x) the number of shares subject to awards under the Amended and Restated 2004 Plan as of the end of our immediately preceding fiscal year (other than awards not subject to vesting or forfeiture conditions) and (y) the number of shares that could be made subject to outstanding awards under the Amended and Restated 2004 Plan as of the end of our immediately preceding fiscal year, does not exceed 20% of the outstanding shares of our common stock on a fully diluted basis as of the end of our immediately preceding fiscal year.

        Shares of common stock covered by an award granted under the Amended and Restated 2004 Plan will not be counted as used unless and until they are actually issued and delivered to a participant. Shares relating to awards granted under the Amended and Restated 2004 Plan that lapse, expire, are canceled or forfeited, settled for cash, or otherwise terminate prior to the issuance of shares thereunder and shares withheld by or tendered to us in connection with the exercise or purchase price of an award granted under the Amended and Restated 2004 Plan or in connection with the satisfaction of tax withholding obligations related to an award are available for grant under the Amended and Restated 2004 Plan.

        Awards issued by the company under the Amended and Restated 2004 Plan in assumption of, or in substitution or exchange for, awards previously granted by an entity acquired by the company or with which the company combines will not reduce the number of shares authorized for issuance under the Amended and Restated 2004 Plan.

        Shares of common stock issuable under the Amended and Restated 2004 Plan may consist in whole or in part of authorized and unissued shares or shares now held or subsequently acquired by the company. The aggregate number of shares available for issuance under the Amended and Restated 2004 Plan will be adjusted in the event of certain changes affecting shares of common stock resulting from a split-up or consolidation of shares or like capital adjustment, or the payment of a share dividend.

        Eligibility.    Employees, officers, directors, agents, consultants, advisors and independent contractors of the company or a related corporation, such as a majority-owned subsidiary corporation or parent corporation, are eligible to receive awards under the Amended and Restated 2004 Plan, except that only our employees may receive incentive stock options. As of April 16, 2010, approximately 22 employees (including 3 executive officers) and nine nonemployee directors were eligible to participate in the Amended and Restated 2004 Plan.

        Awards.    The plan administrator is authorized to grant any or all of the following types of awards under the Amended and Restated 2004 Plan: (a) incentive and nonqualified stock options and (b) restricted stock awards and stock units having such repurchase or forfeiture provisions, if any, as determined by the plan administrator.

        Stock Options.    Stock options entitle the holder to purchase a specified number of shares of the company's common stock at a specified price, which is called the exercise price, subject to the terms and conditions of the option grant. The exercise price of stock options under the Amended and Restated 2004 Plan may not be less than 100% of the fair market value of our common stock on the date of grant, except in the case of certain grants made or adjusted to assume or convert awards in connection with acquisition transactions. Fair market value is equal to the closing sale price of our common stock on the date of grant. The exercise price for shares purchased under an option must be paid in a form acceptable to the plan administrator, which form may include cash, checks, shares of already-owned stock, a broker-assisted cashless exercise, or such other consideration as the plan administrator may permit.

        Unless the plan administrator determines otherwise, the maximum term of each option is ten years from the date of grant, subject to earlier termination in the event of an optionee's termination of employment or service, and each option vests and becomes exercisable as follows: for employees with at least one year of service or employees receiving a promotion, the option vests in monthly increments over a four-year period from the date of grant and, for employees with less than one year of service, the option vests as to 25% one year after the date of grant and thereafter in equal monthly installments over the next three years.

        The vested portion of options may be exercised at any time in whole or in part in accordance with their terms. The unvested portion generally terminates upon termination of an optionee's employment or service relationship with the company for any reason. In the event of termination for a reason other than cause, retirement, death or total disability, and unless otherwise provided by the plan administrator, the vested portion of options generally will be exercisable for three months after the date of termination. In the event of termination by reason of death or total disability (as that term is defined in the Amended and Restated 2004 Plan), and unless otherwise provided for by the plan administrator, the option generally will be exercisable for one year from the date of such termination. Unless otherwise provided for by the plan administrator, in the event an optionee dies after termination but while the option is otherwise exercisable, the option will remain exercisable for one year from the date of death. In the event of termination by reason of retirement (as that term is defined in the Amended and Restated 2004 Plan), and unless otherwise provided for by the plan administrator, the option generally will be exercisable for two years from the date of such termination. In the event of termination for cause (as that term is defined in the Amended and Restated 2004 Plan), the option will not be exercisable after notice is given to the optionee of such termination for cause. No option may be exercised after expiration of its term.

        Restricted Stock and Stock Units.    Awards of shares of common stock, or awards designated in units of common stock, may be granted on such terms and conditions and subject to such repurchase or forfeiture restrictions, if any, which may be based on continuous service with us or the achievement of performance criteria, as determined by the plan administrator.

        Assignability.    Unless otherwise determined by the plan administrator, a participant may not transfer an award except by will or by the applicable laws of descent and distribution or by designating one or more beneficiaries on a company-approved form who may exercise an option or receive payment under an award, as applicable, after the participant's death.

        Capital Adjustments.    If certain reorganizations, stock dividends, stock splits, consolidations or similar events occur, the aggregate number and class of shares covered by each outstanding award and the per share purchase price of each outstanding award will be proportionately adjusted, but not the aggregate purchase price. The aggregate number and class of shares available for issuance, the maximum number of shares that may be granted to any individual in a single calendar year and the number and class of shares that may be automatically granted under a formula program under the Amended and Restated 2004 Plan also will be proportionately adjusted.

        Performance-Based Compensation Under Section 162(m) of the Code.    As described above, under Section 162(m) of the Code, the company is generally prohibited from deducting compensation paid to its principal executive officer and certain other highly compensated executive officers (other than the principal financial officer) in excess of $1 million per person in any year. However, compensation that qualifies as performance-based is excluded for purposes of calculating the amount of compensation subject to the $1 million limit.

        The compensation committee (or the equity awards subcommittee of the compensation committee, if applicable) may determine that awards granted under the Amended and Restated 2004 Plan will be subject to attainment of performance goals relating to one or any combination of the following performance criteria for the company as a whole or any business unit of the company for purposes of qualifying the awards as performance-based compensation under Section 162(m) of the Code. These performance criteria include: net income; earnings per share; operating income (including or excluding depreciation, amortization, extraordinary items, restructuring charges or other expenses); revenues; operating or gross margins; market or economic value added; stock price appreciation; total shareholder return; cost control; cash flows (including, but not limited to, operating cash flow, free cash flow or return on capital); return on equity; completion of financing or business development transactions; strategic or operational initiatives; product sales or market share; product development milestones; research pipeline advancement; improvements in capital structure; or customer satisfaction, employee satisfaction or services performance metrics. Performance goals also may be based on the achievement of specified levels of company performance (or performance of an applicable affiliate or business unit of the company) under one or more of the performance criteria described above relative to the performance of other corporations. The performance goals will be set within the time period required by Section 162(m) of the Code. The compensation committee (or the equity awards subcommittee) may decrease, but not increase, the amount payable with respect to such awards.

        In addition, under the Amended and Restated 2004 Plan, an individual may not receive awards in any calendar year for more than 1,200,000 shares, except that a newly hired individual may receive a one-time grant of awards for up to 1,500,000 shares in the calendar year of hire.

        Corporate Transactions.    If certain corporate transactions occur, such as certain mergers, consolidations, reorganizations or liquidations of the company, unless otherwise set forth in the instrument evidencing the award, outstanding awards will become fully vested and exercisable immediately prior to the transaction. Options not exercised prior to the corporate transaction will terminate, except that if the shareholders of the company receive capital stock of another corporation in exchange for their shares of common stock, outstanding options will be assumed or an equivalent option substituted by the successor corporation. Notwithstanding the foregoing, awards will be assumed by a successor corporation without any acceleration in vesting upon a reincorporation of the company, the creation of a holding company or a merger in which the shareholders of the company immediately before the merger have the same proportionate ownership in the surviving company after the merger. In addition, the plan administrator has discretion to take such actions as it determines necessary or advisable with respect to corporate transactions, including, without limitation, waiving restrictions or providing for a cash payment in consideration for the cancellation of awards.

        Under the Amended and Restated 2004 Plan, "corporate transaction" generally is defined as a merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation of the company, as a result of which the shareholders of the company receive cash, stock or other property in exchange for or in connection with their shares of common stock of the company.

        Term, Termination and Amendment.    Unless earlier terminated by our board of directors, the Amended and Restated 2004 Plan will terminate on June 16, 2016. The board of directors may at any time amend the Amended and Restated 2004 Plan, subject to shareholder approval to the extent required by applicable law, regulation, or stock exchange rules. Generally, the amendment, suspension or termination of the Amended and Restated 2004 Plan, or a portion thereof, or the amendment of an outstanding award cannot, without a participant's consent, materially adversely affect any rights under any outstanding award. No amendment that would constitute a "modification" to an outstanding incentive stock option that would cause the option to fail to continue to qualify as an incentive stock option under Code Section 422 generally may be made without the consent of the optionee.

U.S. Federal Income Tax Consequences

        The following discussion briefly describes the material U.S. federal income tax consequences of the Amended and Restated 2004 Plan generally applicable to the company and to participants who are subject to U.S. federal taxation. The discussion is general in nature and does not address issues relating to the tax circumstances of any individual participant or any participant who is not subject to U.S. federal taxation. The discussion is based on the Code, applicable Treasury regulations and administrative and judicial interpretations thereof, each as in effect on the date of this proxy statement and is, therefore, subject to future changes in the law, possibly with retroactive effect. The discussion does not address the consequences of any estate, gift, state, local or foreign tax laws.

        Nonqualified Stock Options.    A participant generally will not recognize taxable income upon the grant or vesting of a nonqualified stock option with an exercise price at least equal to the fair market value of the common stock on the date of grant and no additional deferral feature. Upon the exercise of a nonqualified stock option, a participant generally will recognize taxable ordinary income equal to the difference between the fair market value of the shares on the date of exercise and the option exercise price. When a participant sells the shares, the participant generally will have short-term or long-term capital gain or loss, as the case may be, equal to the difference between the amount the participant received from the sale and the tax basis of the shares sold. The tax basis of the shares generally will be equal to the greater of the fair market value of the shares on the exercise date or the option exercise price.

        Incentive Stock Options.    A participant generally will not recognize taxable income upon the grant or vesting of an incentive stock option. If a participant exercises an incentive stock option during employment or within three months after his or her employment ends other than as a result of death (12 months in the case of disability), the participant will not recognize taxable income at the time of exercise for regular U.S. federal income tax purposes (although the participant generally will have taxable income for alternative minimum tax purposes at that time as if the option were a nonqualified stock option). If a participant sells or otherwise disposes of the shares after the later of (a) one year from the date the participant exercised the option and (b) two years from the grant date of the option, the participant will recognize long-term capital gain or loss equal to the difference between the amount the participant received in the sale or exchange and the option exercise price. If a participant disposes of the shares before these holding period requirements are satisfied, the disposition will constitute a disqualifying disposition, and the participant generally will recognize taxable ordinary income in the year of disposition equal to the excess, as of the date of exercise of the option, of the fair market value of the shares received over the option exercise price (or, if less, the excess of the amount realized on the sale of the shares over the option exercise price). Additionally, the participant will have long-term or short-term capital gain or loss, as the case may be, equal to the difference between the amount the participant received upon disposition of the shares and the option exercise price increased by the amount of ordinary income, if any, the participant recognized.

        With respect to both nonqualified stock options and incentive stock options, special rules apply if a participant uses shares already held by the participant to pay the exercise price or if the shares received upon exercise of the option are subject to a substantial risk of forfeiture by the participant.

        Stock Awards.    Upon receipt of a stock award subject to restrictions (e.g., service or performance requirements), a participant generally will recognize taxable ordinary income when the shares cease to be subject to restrictions in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid to the company by the participant for the shares. However, no later than 30 days after a participant receives the restricted stock award, the participant may elect to recognize taxable ordinary income in an amount equal to the fair market value of the shares at the time of receipt. Provided that the election is properly made in a timely manner, when the restrictions on the shares lapse, the participant will not recognize any additional income. When a participant sells the shares, the participant generally will have short-term or long-term capital gain or loss, as the case may be, equal to the difference between the amount the participant received from the sale and the tax basis of the shares sold. The tax basis of the shares generally will be equal to the amount, if any, paid to the company by the participant for the shares plus the amount of taxable ordinary income recognized by the participant either at the time the restrictions lapsed or at the time of election, if an election was made by the participant. If the participant forfeits the shares to the company (e.g., upon the participant's termination prior to expiration of the restriction period), the participant may not claim a deduction with respect to the income recognized as a result of the election.

        Any dividends paid with respect to shares of restricted stock generally will be taxable as ordinary income to the participant at the time the dividends are received.

        Upon receipt of a stock award that is not subject to restrictions, a participant generally will recognize taxable ordinary income in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid to the company by the participant for the shares. When a participant sells the shares, the participant generally will have short-term or long-term capital gain or loss, as the case may be, equal to the difference between the amount the participant received from the sale and the tax basis of the shares sold. The tax basis of the shares generally will be equal to the amount, if any, paid to the company by the participant for the shares plus the amount of taxable ordinary income recognized by the participant upon receipt of the shares.

        Restricted Stock Units.    A participant generally will not recognize taxable income upon the grant of a restricted stock unit. Upon the distribution of cash, shares or other property to a participant pursuant to the terms of the award, the participant generally will recognize taxable ordinary income equal to the excess of the amount of cash or the fair market value of any property transferred to the participant over any amount paid to the company by the participant with respect to the award.

        Tax Consequences to the Company.    In the foregoing cases, the company generally will be entitled to a deduction at the same time and in the same amount as a participant recognizes ordinary income, subject to any limitations imposed under the Code.

        Code Section 162(m).    Under Section 162(m) of the Code, as described above, the company is generally prohibited from deducting compensation paid to its principal executive officer and its three other most highly compensated executive officers (other than the principal financial officer) in excess of $1 million per person in any year. However, compensation that qualifies as "performance-based" is excluded for purposes of calculating the amount of compensation subject to the $1 million limit. The company is submitting the Amended and Restated 2004 Plan for shareholder approval to provide the company with the flexibility to grant awards under the Amended and Restated 2004 Plan that qualify as "performance-based" compensation under Section 162(m) of the Code.

        Section 409A.    The company intends that awards granted under the Amended and Restated 2004 Plan comply with, or otherwise be exempt from, Section 409A of the Code, but makes no representation or warranty to that effect.

        Tax Withholding.    The company is authorized to withhold from any award granted or payment due under the Amended and Restated 2004 Plan the amount of any withholding taxes due in respect of the award or payment and to take such other action as may be necessary to satisfy all obligations for the payment of applicable withholding taxes.

Other Information

        A new plan benefits table, as described in the federal proxy rules, is not provided because all awards made under the Amended and Restated 2004 Plan are discretionary. However, please refer to the 2009 Summary Compensation Table and the 2009 Grants of Plan-Based Awards Table of this proxy statement, which set forth information regarding the equity awards made to the named executive officers during 2009. Please also refer to the section titled "Director Compensation" in this proxy statement for information regarding the equity awards made to the nonemployee directors during 2009, including under our Stock Option Grant Program for Nonemployee Directors, which is administered under the 2004 Plan.

        Our board of directors recommends that shareholders vote FOR Proposal 3.

 PROPOSALS OF SHAREHOLDERS

        Shareholder proposals to be considered for inclusion in our proxy statement and form of proxy relating to our 2011 annual meeting of shareholders pursuant to Rule 14a-8 under the Exchange Act must be submitted in writing to our corporate secretary at our principal executive offices and received no later than December 29, 2010. The submission of a shareholder proposal does not guarantee that it will be included in the company's proxy statement.

        In addition, our restated bylaws require an eligible shareholder who wishes to submit a qualified proposal for consideration at an annual meeting of shareholders to written notice to our corporate secretary in the manner required by the restated bylaws, not fewer than 60 nor more than 90 days prior to the date of the annual meeting (or, if we provide less than 70 days' notice or prior public disclosure of the date of such meeting, not later than 10 days after the earlier of the date we mail our notice or the date we make our public disclosure).

        The company reserves the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

 OTHER BUSINESS

        We know of no other business to be presented at the annual meeting. If any other business properly comes before the annual meeting, it is intended that the shares represented by proxies will be voted with respect thereto in accordance with the best judgment of the persons named as proxies.

HOUSEHOLDING OF PROXY MATERIALS

        Under SEC rules, delivery of each Notice of Internet Availability of Proxy Materials in one mailing envelope (or delivery of one proxy statement and annual report to shareholders, for those who request paper copies) to two or more investors sharing the same mailing address is permitted, under certain conditions. This procedure, called "householding," is available if all of the following criteria are met:

  •
  you have the same address as other shareholders registered on our books;

  •
  you have the same last name as the other shareholders; and

  •
  your address is a residential address or post office box.

        Householding is designed to reduce the volume of duplicate information and reduce printing and mailing costs. Unless you responded that you did not want to participate in householding, you were deemed to have consented to it, and a single copy of our Notice of Internet Availability of Proxy Materials (and, if requested, this proxy statement and our 2009 annual report to shareholders) have been sent to your address.

        If you are eligible for householding, but you and other shareholders of record with whom you share an address currently receive only a single mailing of each of these documents for your household, please contact Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, NY 11717. Shareholders who participate in householding will continue to be mailed separate proxy cards (to the extent we send proxy cards by mail).

        If you participate in householding and wish to receive a separate copy of our proxy materials, or if you do not wish to participate in householding and prefer to receive separate copies of these documents in the future, please contact Broadridge Financial Solutions as indicated in the preceding paragraph. A separate copy of our proxy materials and annual report to shareholders will be sent to you upon request.

        Beneficial owners can request information about householding from their brokerage firms, banks or other holders of record.

ANNUAL REPORT ON FORM 10-K

        Upon written request from any shareholder, we will provide, at no cost, a copy of our annual report on Form 10-K as filed with the SEC for the year ended December 31, 2009. You should mail written requests to: Investor Relations, Poniard Pharmaceuticals, Inc., 7000 Shoreline Court, Suite 270, South San Francisco, California 94080. Copies also may be obtained without charge through our web site at www.poniard.com, as well as the SEC's web site at www.sec.gov.

BY ORDER OF THE BOARD OF DIRECTORS

Ronald A. Martell Chief Executive Officer

April 28, 2010
South San Francisco, California

Annex A

PONIARD PHARMACEUTICALS, INC.
AMENDED AND RESTATED
2004 INCENTIVE COMPENSATION PLAN
(As amended and restated on                        , 2010)

SECTION 1. PURPOSE

        The purpose of the Poniard Pharmaceuticals Amended and Restated 2004 Incentive Compensation Plan (this "Plan") is to provide a means whereby selected employees, officers, directors, agents, consultants, advisors and independent contractors of Poniard Pharmaceuticals, Inc. (the "Company") or of any Related Corporation, may be granted Incentive Stock Options, Nonqualified Stock Options, Restricted Stock or Stock Units, in order to attract and retain the services or advice of such employees, officers, directors, agents, consultants, advisors and independent contractors and to provide added incentive to such persons by encouraging stock ownership in the Company.

SECTION 2. DEFINITIONS

        Certain terms used in this Plan have the meanings set forth in Appendix I.

SECTION 3. ELIGIBILITY

        Incentive Stock Options may be granted only to an individual who, at the time the Option is granted, is an employee of the Employer. Nonqualified Stock Options, Restricted Stock or Stock Units may be granted to any employee, officer, director, agent, consultant, advisor or independent contractor of the Employer; provided, however, that such agent, consultant, advisor or independent contractor render bona fide services that are not in connection with the offer and sale of the Company's securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company's securities.

SECTION 4. AWARDS

4.1   Form, Grant and Settlement of Awards

        The Plan Administrator shall have the authority, in its sole discretion, to determine the type or types of Awards to be granted under the Plan. Awards may be granted singly or in combination. Any Award settlement may be subject to such conditions, restrictions and contingencies, as the Plan Administrator shall determine.

4.2   Deferrals

        The Plan Administrator may permit or require a Participant to defer receipt of the payment of any Award. If any such deferral election is permitted or required, the Plan Administrator, in its sole discretion, shall establish rules and procedures for such payment deferrals, which may include the grant of additional Awards or provisions for the payment or crediting of interest or dividend equivalents, including converting such credits to deferred share unit equivalents. The value of any payment so deferred shall be allocated to a deferred account established for a Participant under any deferred compensation plan of the Company designated by the Plan Administrator. Any deferral made under this Section 4.2 shall satisfy the requirements for exemption under Section 409A of the Code.

 SECTION 5. STOCK SUBJECT TO THIS PLAN

5.1   Authorized Number of Shares

        Subject to adjustment from time to time as provided in Section 10.1, the maximum number of shares of Common Stock available for issuance under the Plan shall be:

        (a)   5,366,666 shares; plus

        (b)   an annual increase to be added as of the first day of the Company's fiscal year beginning in 2008 equal to the least of (i) 3,000,000 shares, (ii) 5% of the outstanding shares of Common Stock as of the end of the Company's immediately preceding fiscal year, (iii) any lesser number of shares determined by the Board, or (iv) a number of shares that, when added to the sum of (x) the number of shares subject to outstanding Awards as of the end of the Company's immediately preceding fiscal year (other than Awards not subject to vesting or forfeiture conditions) and (y) the number of shares that could be made subject to outstanding Awards as of the end of the Company's immediately preceding fiscal year, does not exceed 20% of the outstanding shares of Common Stock on a fully diluted basis as of the end of the Company's immediately preceding fiscal year. Any shares authorized for issuance under the Plan pursuant to this Section 5.1(b) that are not actually issued in a given year shall continue to be available for issuance under the Plan.

        Shares of Common Stock issued under the Plan shall be drawn from authorized and unissued shares or shares now held or subsequently acquired by the Company.

5.2   Share Usage

        Shares of Common Stock covered by an Award shall not be counted as used unless and until they are actually issued and delivered to a Participant. If any Award lapses, expires, terminates or is canceled prior to the issuance of shares of Common Stock hereunder or if shares of Common Stock are issued under this Plan to a Participant and thereafter are forfeited to or otherwise reacquired by the Company, the shares of Common Stock subject to such Awards and the forfeited or reacquired shares of Common Stock shall again be available for issuance under the Plan. Any shares of Common Stock not issued because they were (i) tendered by a Participant or retained by the Company as full or partial payment to the Company for the exercise of an Option, purchase price of an Award or to satisfy tax withholding obligations in connection with an Award or (ii) covered by an Award that is settled in cash or in a manner such that some or all of the shares of Common Stock covered by the Award are not issued to a Participant shall be available for Awards under the Plan. The number of shares of Common Stock available for issuance under the Plan shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional shares or credited as additional Restricted Stock or Stock Units. Notwithstanding the foregoing, any such shares of Common Stock shall be counted in accordance with the requirements of Section 162(m) of the Code.

        Notwithstanding anything in the Plan to the contrary, the Plan Administrator may grant Substitute Awards under the Plan. Substitute Awards shall not reduce the number of shares of Common Stock authorized for issuance under the Plan. In the event that an Acquired Entity has shares available for awards or grants under one or more preexisting plans not adopted in contemplation of such acquisition or combination, then, to the extent determined by the Board or the Plan Administrator, the shares available for grant pursuant to the terms of such preexisting plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to holders of common stock of the entities that are parties to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the number of shares of Common Stock authorized for issuance under the Plan; provided, however, that Awards using such available shares of Common Stock shall not be made after the date awards or grants could have been made under the terms of such preexisting plans, absent the acquisition or combination, and shall only be made to individuals who were not employees or non-employee directors of the Employer prior to such acquisition or combination. In the event that a written agreement between the Company and an Acquired Entity pursuant to which a merger or consolidation is contemplated is approved by the Board and said agreement sets forth the terms and conditions of the substitution for or assumption of outstanding awards of the Acquired Entity, said terms and conditions shall be deemed to be the action of the Plan Administrator without any further action by the Plan Administrator, except as may be required for compliance with Rule 16b-3 under the Exchange Act, and the persons holding such awards shall be deemed to be Participants.

        The maximum number of Common Stock that may be issued upon exercise of Incentive Stock Options shall equal the aggregate share number stated in Section 5.1, subject to adjustment as provided in Section 10.1.

SECTION 6. PLAN TERMS AND CONDITIONS OF OPTIONS

        The Plan Administrator may grant Options designated as Incentive Stock Options or Nonqualified Stock Options. Options granted under this Plan shall be evidenced by written (including electronic) agreements which shall contain such terms, conditions, limitations and restrictions as the Plan Administrator shall deem advisable and which are not inconsistent with this Plan. Notwithstanding the foregoing, Options shall include or incorporate by reference the following terms and conditions:

6.1   Option Exercise Price

        The Exercise Price for a share of Common Stock under an Option shall not be less than 100% of the fair market value of a share of Common Stock for the grant date, except in the case of Substitute Awards. With respect to Incentive Stock Options granted to a Ten Percent Shareholder, the Exercise Price shall be as required by Section 7.3.

6.2   Term and Vesting

        Subject to the restrictions contained in Section 7 with respect to granting Incentive Stock Options to Ten Percent Shareholders, the term of each Option shall be as established by the Plan Administrator and, if not so established, shall be 10 years. To ensure that the Employer will achieve the purpose and receive the benefits contemplated in this Plan, any Option granted to any Participant hereunder shall, unless the condition of this sentence is waived or modified in the agreement evidencing the Option or by resolution adopted at any time by the Plan Administrator, be exercisable as follows:

  •
  Option grants for existing employees with at least one year of service and existing employees receiving promotions become exercisable in monthly increments over a four-year period from the grant date.

  •
  Option grants for new employees with less than one year of service become exercisable at a rate of 25% one year after the date of grant and thereafter in equal monthly amounts over the next three years.

        Unless the Plan Administrator (or the Company's Chief Executive Officer in the case of Participants who are not subject to Section 16 under the Exchange Act) determines otherwise, the vesting schedule of an Option shall be adjusted proportionately to the extent a Participant's hours of employment or service are reduced after the date of grant.

6.3   Exercise

        Subject to the vesting schedule described in Section 6.2, each Option may be exercised in whole or in part at any time and from time to time; provided, however, that an Option may not be exercised for less than a reasonable number of shares at any one time, as determined by the Plan Administrator.

Only whole shares will be issued pursuant to the exercise of any Option. To the extent an Option has vested and become exercisable, the Option may be exercised by delivery to the Company of a properly executed stock Option exercise agreement or notice, in a form and in accordance with procedures established by the Plan Administrator, setting forth the number of shares of Common Stock with respect to which the Option is being exercised, the restrictions imposed on the shares of Common Stock purchased under such exercise agreement, if any, and such representations and agreements as may be required by the Plan Administrator, together with payment of the exercise price.

6.4   Payment of Exercise Price

        Payment of the Option exercise price shall be made in full at the time the notice of exercise of the Option is delivered to the Company and shall be in cash, bank certified or cashier's check or personal check (unless at the time of exercise the Plan Administrator in a particular case determines not to accept a personal check) for the Common Stock being purchased.

        The Plan Administrator can determine at any time before exercise that additional forms of payment will be permitted. Unless the Plan Administrator in its sole discretion determines otherwise, either at the time the Option is granted or at any time before it is exercised, and to the extent permitted by applicable laws and regulations (including, but not limited to, federal tax and securities laws and regulations and state corporate law), an Option may be exercised by a combination of cash and/or check and one or more of the following alternative forms:

  (a)
  tendering (either actually or by attestation) shares of Common Stock already owned by the Participant for at least six months (or any other period necessary to avoid adverse accounting consequences) having a fair market value equal to the aggregate exercise price of the shares of Common Stock being purchased under the Option;

  (b)
  delivery of a properly executed exercise notice, together with irrevocable instructions to a broker, all in accordance with the regulations of the Federal Reserve Board, to promptly deliver to the Company the amount of proceeds to pay the Option exercise price and withholding tax obligations that may arise in connection with the exercise; or

  (c)
  such other consideration as the Plan Administrator may permit.

6.5   Termination of Relationship

        The Plan Administrator shall establish and set forth in each instrument that evidences an Option whether the Option shall continue to be exercisable, and the terms and conditions of such exercise, after a Termination of Service, any of which provisions may be waived or modified by the Plan Administrator at any time. If not so established in the instrument evidencing the Option, the Option shall be exercisable according to the following terms and conditions, which may be waived or modified by the Plan Administrator at any time:

  (a)
  Any portion of an Option that is not vested and exercisable on the date of a Participant's Termination of Service shall expire on such date.

  (b)
  Any portion of an Option that is vested and exercisable on the date of a Participant's Termination of Service shall expire on the earliest to occur:

  (i)
  if the Participant's Termination of Service occurs for reasons other than Cause, Retirement, Total Disability or death, the date that is three months after the date of such Termination of Service;

  (ii)
  if the Participant's Termination of Service occurs by reason of Total Disability or death, the date that is one year after the date of such Termination of Service;

    (iii)
    if the Participant's Termination of Service occurs by reason of Retirement, the date that is two years after the date of such Termination of Service; and

    (iv)
    the Option Expiration Date.

        Notwithstanding the foregoing, if a Participant dies after his or her Termination of Service but while an Option is otherwise exercisable, the portion of the Option that is vested and exercisable on the date of such Termination of Service shall expire upon the earlier to occur of the Option Expiration Date and the one-year anniversary of the date of death, unless the Plan Administrator determines otherwise.

        Also notwithstanding the foregoing, in case a Participant's Termination of Service occurs for Cause, all Options granted to the Participant shall automatically expire as of the first discovery by the Company of any reason for termination for Cause, unless the Plan Administrator determines otherwise. If a Participant's employment or service relationship with the Company is suspended pending an investigation of whether the Participant shall be terminated for Cause, all the Participant's rights under any Option shall likewise be suspended during the period of investigation. If any facts that would constitute termination for Cause are discovered after a Participant's Termination of Service, any Option then held by the Participant may be immediately terminated by the Plan Administrator, in its sole discretion.

        If, however, in the case of an Incentive Stock Option, the Participant does not exercise the Participant's Option within the periods set forth in Section 7.5, the Option will no longer qualify as an Incentive Stock Option under the Code.

        Any change of relationship with the Company shall not constitute a termination of the Participant's relationship with the Employer for purposes of this Section 6.5 so long as the Participant continues to be an employee, officer, director or, pursuant to a written agreement with the Employer (unless the Plan Administrator or the Company's Chief Executive Officer in the case of Participants who are not subject to Section 16 under the Exchange Act determines a written agreement is not necessary with respect to such individual), an agent, consultant, advisor or independent contractor of the Employer. The Plan Administrator, in its absolute discretion, may determine all questions of whether particular leaves of absence constitute a Termination of Services; provided, however, that with respect to Incentive Stock Options, such determination shall be subject to any requirements contained in the Code. The foregoing notwithstanding, with respect to Incentive Stock Options, employment shall not be deemed to continue beyond the first 90 days of such leave, unless the Participant's reemployment rights are guaranteed by statute or by contract.

SECTION 7. INCENTIVE STOCK OPTION LIMITATIONS

        Notwithstanding any other provisions of the Plan, to the extent required by Section 422 of the Code, Incentive Stock Options shall be subject to the following additional terms and conditions:

7.1   Dollar Limitation

        To the extent the aggregate fair market value (determined as of the grant date) of Common Stock with respect to which a Participant's Incentive Stock Options become exercisable for the first time during any calendar year (under the Plan and all other stock option plans of the Company and its parent and subsidiary corporations) exceeds $100,000, such portion in excess of $100,000 shall be treated as a Nonqualified Stock Option. In the event the Participant holds two or more such Options that become exercisable for the first time in the same calendar year, such limitation shall be applied on the basis of the order in which such Options are granted.

7.2   Eligible Employees

        Individuals who are not employees of the Company or a Related Corporation may not be granted Incentive Stock Options.

7.3   Exercise Price

        The exercise price of an Incentive Stock Option shall be at least 100% of the fair market value of the Common Stock on the grant date, and in the case of an Incentive Stock Option granted to a Ten Percent Stockholder, shall not be less than 110% of the fair market value of the Common Stock on the grant date.

7.4   Option Term

        Subject to earlier termination in accordance with the terms of the Plan and the instrument evidencing the Option, the maximum term of an Incentive Stock Option shall not exceed ten years, and in the case of an Incentive Stock Option granted to a Ten Percent Stockholder, shall not exceed five years.

7.5   Exercisability

        An Option designated as an Incentive Stock Option shall cease to qualify for favorable tax treatment as an Incentive Stock Option to the extent it is exercised (if permitted by the terms of the Option) (a) more than three months after the date of a Participant's Termination of Service if termination was for reasons other than death or Disability, (b) more than one year after the date of a Participant's Termination of Service if termination was by reason of Disability, or (c) after the Participant has been on leave of absence for more than 90 days, unless the Participant's reemployment rights are guaranteed by statute or contract.

7.6   Holding Periods and Taxation of Incentive Stock Options

        In order to obtain certain tax benefits afforded to Incentive Stock Options under Section 422 of the Code, the Participant must hold the shares acquired upon the exercise of an Incentive Stock Option for two years after the date of grant of the Option and one year after the date of exercise. The Participant shall give the Company prompt notice of any disposition of shares acquired on the exercise of an Incentive Stock Option prior to the expiration of such holding periods.

7.7   Compliance With Laws and Regulations

        In interpreting and applying the provisions of the Plan, any Option granted as an Incentive Stock Option pursuant to the Plan shall, to the extent permitted by law, be construed as an "incentive stock option" within the meaning of Section 422 of the Code.

SECTION 8. RESTRICTED STOCK AND STOCK UNITS

8.1   Grant of Restricted Stock and Stock Units

        The Plan Administrator may grant Restricted Stock and Stock Units on such terms and conditions and subject to such repurchase or forfeiture restrictions, if any (which may be based on continuous service with the Employer or the achievement of any performance criteria, as the Plan Administrator shall determine in its sole discretion), which terms, conditions and restrictions shall be set forth in the instrument evidencing the Award.

8.2   Issuance of Shares; Settlement of Awards

        Upon the satisfaction of any terms, conditions and restrictions prescribed with respect to Restricted Stock or Stock Units, or upon a Participant's release from any terms, conditions and restrictions of Restricted Stock or Stock Units, as determined by the Plan Administrator, (a) the shares of Restricted Stock covered by each Award of Restricted Stock shall become freely transferable by the Participant, and (b) Stock Units shall be paid in shares of Common Stock or, if set forth in the instrument evidencing the Awards, in a combination of cash and shares of Common Stock as the Plan Administrator shall determine in its sole discretion. Any fractional shares subject to such Awards shall be paid to the Participant in cash.

8.3   Dividends and Distributions

        Participants holding shares of Restricted Stock or Stock Units may, if the Plan Administrator so determines, be credited with dividends paid with respect to the underlying shares or dividend equivalents while they are so held in a manner determined by the Plan Administrator in its sole discretion. The Plan Administrator may apply any restrictions to the dividends or dividend equivalents that the Plan Administrator deems appropriate. The Plan Administrator, in its sole discretion, may determine the form of payment of dividends or dividend equivalents, including cash, shares of Common Stock, Restricted Stock or Stock Units.

8.4   Waiver of Restrictions

        Notwithstanding any other provisions of the Plan, the Plan Administrator, in its sole discretion, may waive the repurchase or forfeiture period and any other terms, conditions or restrictions on any Restricted Stock or Stock Unit under such circumstances and subject to such terms and conditions as the Plan Administrator shall deem appropriate.

SECTION 9. ADMINISTRATION

        This Plan shall be administered by the Board or a committee or committees (which term includes subcommittees) appointed by, and consisting of two or more members of, the Board. If and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, the Board shall consider, in selecting the Plan Administrator and the membership of any committee acting as Plan Administrator of this Plan with respect to any persons subject or likely to become subject to Section 16 under the Exchange Act, the provisions regarding (a) "outside directors," as contemplated by Section 162(m) of the Code, and (b) "nonemployee directors," as contemplated by Rule 16b-3 under the Exchange Act. The Board may delegate the responsibility for administering this Plan with respect to designated classes of eligible participants to different committees, subject to such limitations as the Board deems appropriate. Committee members shall serve for such term as the Board may determine, subject to removal by the Board at any time. To the extent consistent with applicable law, the Board may authorize one or more senior executive officers of the Company to grant Awards, within limits specifically prescribed by the Board.

9.1   Procedures

        The Board shall designate one of the members of the Plan Administrator as chairman. The Plan Administrator may hold meetings at such times and places as it shall determine. The acts of a majority of the members of the Plan Administrator present at meetings at which a quorum exists, or acts reduced to or approved in writing by all Plan Administrator members, shall be valid acts of the Plan Administrator.

9.2   Responsibilities

        Except for the terms and conditions explicitly set forth in this Plan, the Plan Administrator shall have the authority, in its discretion, to determine all matters relating to the Awards under this Plan, including selection of the individuals to be granted Awards, the determination of the type of Award, the number of shares of Common Stock subject to an Award, and all terms, conditions, restrictions and limitations, if any, of the Awards. Grants under this Plan need not be identical in any respect, even when made simultaneously. The interpretation and construction by the Plan Administrator of any terms or provisions of this Plan or any Award issued hereunder, or of any rule or regulation promulgated in connection herewith, shall be conclusive and binding on all interested parties, so long as such interpretation and construction with respect to Incentive Stock Options correspond to the requirements of Section 422 of the Code, the regulations thereunder and any amendments thereto.

SECTION 10. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

10.1 Adjustment of Shares

        The aggregate number and class of shares for which Awards may be granted under this Plan, the maximum annual Award grant set forth in Section 13.3, the number and class of shares of Common Stock covered by each outstanding Award and the price per share of each outstanding Award (but not the total price), and the number and class of shares for which Awards may be automatically granted pursuant to a formula program established under the Plan shall all be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock of the Company resulting from a split-up or consolidation of shares or any like capital adjustment, or the payment of any stock dividend. The determination by the Plan Administrator as to the terms of any of the foregoing adjustments shall be conclusive and binding.

10.2 Effect of Certain Corporate Transactions

        Upon a Corporate Transaction, unless otherwise set forth in the instrument evidencing an Award, the exercisability or vesting of each Award outstanding under this Plan shall be automatically accelerated so that each such Award shall, immediately prior to the specified effective date for the Corporate Transaction, become fully exercisable or vested with respect to the total number of shares of Common Stock subject to such Award and, with respect to Options, may be exercised for all or any portion of such shares. To the extent any such Option is not exercised, it shall terminate, except that in the event of a Corporate Transaction in which shareholders of the Company receive capital stock of another corporation in exchange for their shares of Common Stock such unexercised Option shall be assumed or an equivalent Option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation. Any such assumed or equivalent Option shall be fully exercisable with respect to the total number of shares purchasable under such Option.

        Notwithstanding the foregoing, unless otherwise set forth in the instrument evidencing an Award, upon a merger of the Company in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of common stock in the surviving corporation immediately after the merger, a mere re-incorporation or the creation of a holding company, each Award outstanding under this Plan shall be assumed or an equivalent Award shall be substituted by the successor corporation or a parent or subsidiary of such corporation, and the vesting schedule set forth in the instrument evidencing the Award shall continue to apply to such assumed or equivalent Award.

        The Plan Administrator shall have the discretion, exercisable at any time before a sale, merger, consolidation, reorganization, liquidation, dissolution or change of control of the Company, as defined by the Plan Administrator, to take such further action as it determines to be necessary or advisable with respect to Awards. Such authorized actions may include (but shall not be limited to) establishing, amending or waiving the type, terms, conditions or duration of, or restrictions on, Awards so as to provide for earlier, later, extended or additional time for exercise, lifting restrictions and other modifications, and the Plan Administrator may take such actions with respect to all Participants, to certain categories of Participants or only to individual Participants. The Plan Administrator may take such action before or after granting Awards to which the action relates and before or after any public announcement with respect to such sale, merger, consolidation, reorganization, liquidation, dissolution or change of control that is the reason for such action.

        Without limitation on the foregoing, the Plan Administrator may, but shall not be obligated to, make a provision in connection with a Corporate Transaction for a cash payment to each holder of Awards in consideration for the cancellation of such Awards which may equal the excess, if any, of the value of the consideration to be paid in the transaction to holders of the same number of shares of Common Stock subject to such Awards (or if no consideration is paid in any such transaction, the fair market value of shares of Common Stock subject to such Awards) over the aggregate purchase or exercise price, if any, of such Awards.

10.3 Fractional Shares

        In the event of any adjustment in the number of shares covered by any Award, any fractional shares resulting from such adjustment shall be disregarded and each such Award shall cover only the number of full shares resulting from such adjustment.

10.4 Determination of Board to Be Final

        All adjustments under this Section 10 shall be made by the Board, and its determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive. Unless a Participant agrees otherwise, any change or adjustment to an Incentive Stock Option shall be made in such a manner so as not to constitute a "modification" as defined in Code Section 424(h) and so as not to cause his or her Incentive Stock Option issued hereunder to fail to continue to qualify as an Incentive Stock Option as defined in Code Section 422(b).

10.5 Limitations

        The grant of Awards shall in no way affect the Company's rights to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

SECTION 11. WITHHOLDING

        The Employer may require the Participant to pay to the Employer the amount of (a) any taxes that the Employer is required by applicable federal, state, local or foreign law to withhold with respect to the grant, vesting or exercise of an Award ("tax withholding obligations") and (b) any amounts due from the Participant to the Employer ("other obligations"). The Company shall not be required to issue any shares of Common Stock or otherwise settle an Award under the Plan until such tax withholding obligations are satisfied. The Employer shall have the right to withhold from any shares of Common Stock issuable pursuant to an Award or from any cash amounts otherwise due or to become due from the Employer to the Participant an amount equal to such taxes.

        The Plan Administrator may permit or require a Participant to satisfy all or part of the Participant's tax withholding obligations and other obligations by (a) paying cash to the Employer, (b) having the Employer withhold an amount from any cash amounts otherwise due or to become due from the Employer to the Participant, (c) having the Employer withhold a number of shares of Common Stock that would otherwise be issued to the Participant (or become vested in the case of Restricted Stock) having a fair market value equal to tax withholding obligations, or (d) surrendering a number of shares of Common Stock the Participant already owns having a value equal to the tax withholding obligations. The value of the shares of Common Stock so withheld may not exceed the employer's minimum required tax withholding obligation, and the value of the shares of Common Stock so tendered may not exceed such obligation to the extent the Participant has owned the tendered shares for less than six months if such limitation is necessary to avoid adverse accounting treatment to the Company.

SECTION 12. ASSIGNABILITY

        No Award or interest in an Award may be sold, assigned, pledged (as collateral for a loan or as security for the performance of an obligation or for any other purpose) or transferred by a Participant or made subject to attachment or similar proceedings otherwise than by will or by the applicable laws of descent and distribution, except to the extent the Participant designates one or more beneficiaries on a Company-approved form who may exercise the Award or receive payment under the Award after the Participant's death. During the Participant's lifetime, an Award may be exercised only by the Participant. Notwithstanding the foregoing, the Plan Administrator, in its sole discretion, may permit a Participant to assign or transfer an Award, subject to the restrictions of Section 422 of the Code with respect to Incentive Stock Options intended to remain Incentive Stock Options; provided, however, that any Award so assigned or transferred shall be subject to all the terms and conditions of the Plan and the instrument evidencing the Award.

SECTION 13. CODE SECTION 162(m) PROVISIONS

        Notwithstanding any other provision of the Plan, if the Plan Administrator determines at the time an Award is granted to a Participant who is, or is likely to be as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee, then the Plan Administrator may provide that this Section 13 is applicable to such Award; provided, however, that an Option granted within the limitations set forth in subsection 13.3 shall be deemed to have been granted pursuant to this Section 13.

13.1 Performance Criteria

        If an Award other than an Option is subject to this Section 13, then the lapsing of restrictions thereon and the distribution of shares of Common Stock or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Plan Administrator, which shall be based on the attainment of specified levels of one of or any combination of the following "performance criteria" for the Company as a whole or any business unit of the Company, as reported or calculated by the Company: net income; earnings per share; operating income (including or excluding depreciation, amortization, extraordinary items, restructuring charges or other expenses); revenues; operating or gross margins; market or economic value added; stock price appreciation; total shareholder return; cost control; cash flows (including, but not limited to, operating cash flow, free cash flow or return on capital); return on equity; completion of financing or business development transactions; strategic or operational initiatives; product sales or market share; product development milestones; research pipeline advancement; improvements in capital structure; or customer satisfaction, employee satisfaction or services performance metrics (together, the "Performance Criteria"). Such performance goals also may be based on the achievement of specified levels of

Company performance (or performance of an applicable affiliate or business unit of the Company) under one or more of the Performance Criteria described above relative to the performance of other corporations. Such performance goals shall be set by the Plan Administrator within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Code, or any successor provision thereto, and the regulations thereunder.

13.2 Plan Administrator Certification and Authority

        The Plan Administrator shall certify the extent to which any Performance Criteria have been satisfied and the amount payable as a result thereof, prior to payment, settlement or vesting of any Award subject to this Section 13. Notwithstanding any provision of the Plan other than Section 10, with respect to any Award that is subject to this Section 13, the Plan Administrator may adjust downwards, but not upwards, the amount payable pursuant to such Award.

        The Plan Administrator shall have the power to impose such other restrictions on Awards subject to this Section 13 as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for "performance-based compensation" within the meaning of Section 162(m)(4)(C) of the Code, or any successor provision thereto.

13.3 Limitations

        Subject to adjustment from time to time as provided in Section 10, no Participant shall receive in any one calendar year grants of Awards covering an aggregate of more than 1,200,000 shares of Common Stock, except that in a calendar year when a Participant is first employed by or provides services for the Employer, such Participant may receive a one-time grant of Awards for up to 1,500,000 shares of Common Stock.

SECTION 14. LEGAL REQUIREMENTS AND
SECURITIES REGULATION

        The granting of Awards and the issuance of shares of Common Stock under the Plan is subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. Shares shall not be issued with respect to an Award granted under this Plan unless the grant and exercise of such Award and the issuance and delivery of such shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, any applicable state securities laws, the Securities Act, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance, including the availability, if applicable, of an exemption from registration for the issuance and sale of any shares hereunder.

SECTION 15. AMENDMENT AND TERMINATION

15.1 Board Action

        The Board may at any time suspend, amend or terminate this Plan or any portion of this Plan, provided that, to the extent required for compliance with Section 422 of the Code or by any applicable law, regulation, or stock exchange rule, the Company's shareholders must approve any amendment of this Plan. Such shareholder approval must be obtained within 12 months of the adoption by the Board of such amendment.

        Any amendment made to this Plan since its original adoption which would constitute a "modification" to Incentive Stock Options outstanding on the date of such amendment shall not be applicable to such outstanding Incentive Stock Options, but shall have prospective effect only, unless the Participant agrees otherwise.

15.2 Automatic Termination

        Unless sooner terminated by the Board, this Plan shall terminate on June 16, 2016. No Award may be granted after such termination or during any suspension of this Plan. The amendment or termination of this Plan shall not, without the consent of the Participant, impair or diminish any rights or obligations under any Award theretofore granted under this Plan.

15.3 Modification and Amendment of Award

        Subject to the requirements of Code Section 422 with respect to Incentive Stock Options and to the terms and conditions and within the limitations of this Plan, the Plan Administrator may modify or amend outstanding Awards granted under this Plan. The modification or amendment of an outstanding Award shall not, without the consent of the Participant, materially adversely affect any of his or her rights or any of the obligations of the Company under such Award. Except as otherwise provided in this Plan, no outstanding Award shall be terminated without the consent of the Participant.

SECTION 16. GENERAL

16.1 Participants in Foreign Countries

        The Plan Administrator shall have the authority to adopt such modifications, procedures and subplans as may be necessary or desirable to comply with provisions of the laws of other countries in which the Employer may operate to assure the viability of the benefits from Awards granted to Participants employed in such countries, to meet the requirements of local laws that permit the Plan to operate in a qualified or tax-efficient manner, to comply with applicable foreign law and to meet the objectives of the Plan.

16.2 No Individual Rights

        No individual or Participant shall have any claim to be granted any Award under the Plan, and the Company has no obligation for uniformity of treatment of Participants under the Plan. Furthermore, nothing in the Plan or any Award granted under the Plan shall be deemed to constitute an employment contract or confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Employer or limit in any way the right of the Employer to terminate a Participant's employment or other relationship at any time, with or without cause.

16.3 No Rights as a Stockholder

        Unless otherwise provided by the Plan Administrator or in the instrument evidencing the Award or in a written employment, services or other agreement, no Award shall entitle the Participant to any cash dividend, voting or other right of a stockholder unless and until the date of issuance under the Plan of the shares of Common Stock that are the subject of such Award.

16.4 Issuance of Shares

        Notwithstanding any other provision of this Plan, the Company shall have no obligation to issue or deliver any shares of Common Stock under this Plan or make any other distribution of benefits under this Plan unless, in the opinion of the Company's counsel, such issuance, delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act or the laws of any state or foreign jurisdiction) and the applicable requirements of any securities exchange or similar entity.

        The Company shall be under no obligation to any Participant to register for offering or resale or to qualify for exemption under the Securities Act or to register or qualify under the laws of any state or foreign jurisdiction, any shares of Common Stock, security or interest in a security paid or issued under, or created by, this Plan, or to continue in effect any such registrations or qualifications if made.

        As a condition to the exercise of an Option or any other receipt of Common Stock pursuant to an Award under the Plan, the Company may require (a) the Participant to represent and warrant at the time of any such exercise or receipt that such shares are being purchased or received only for the Participant's own account and without any present intention to sell or distribute such shares and (b) such other action or agreement by the Participant as may from time to time be necessary to comply with the federal, state and foreign securities laws. At the option of the Company, a stop-transfer order against any such shares may be placed on the official stock books and records of the Company, and a legend indicating that such shares may not be pledged, sold or otherwise transferred, unless an opinion of counsel is provided (concurred in by counsel for the Company) stating that such transfer is not in violation of any applicable law or regulation, may be stamped on stock certificates to ensure exemption from registration. The Plan Administrator may also require the Participant to execute and deliver to the Company a purchase agreement or such other agreement as may be in use by the Company at such time that describes certain terms and conditions applicable to the shares.

        To the extent this Plan or any instrument evidencing an Award provides for issuance of stock certificates to reflect the issuance of shares of Common Stock, the issuance may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

16.5 Indemnification

        Each person who is or shall have been a member of the Board, the Plan Administrator, a committee appointed by the Board or Plan Administrator, or an officer of the Company to whom authority was delegated in accordance with Section 9 shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit or proceeding to which such person may be a party or in which such person may be involved by reason of any action taken or failure to act under this Plan and against and from any and all amounts paid by such person in settlement thereof, with the Company's approval, or paid by such person in satisfaction of any judgment in any such claim, action, suit or proceeding against such person; provided, however, that such person shall give the Company an opportunity, at its own expense, to handle and defend the same before such person undertakes to handle and defend it on such person's own behalf, unless such loss, cost, liability or expense is a result of such person's own willful misconduct or except as expressly provided by statute.

        The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such person may be entitled under the Company's certificate of incorporation or bylaws, as a matter of law, or otherwise, or of any power that the Company may have to indemnify or hold harmless.

16.6 No Trust or Fund

        The Plan is intended to constitute an "unfunded" plan. Nothing contained herein shall require the Company to segregate any monies or other property, or shares of Common Stock, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any Participant, and no Participant shall have any rights that are greater than those of a general unsecured creditor of the Company.

16.7 Severability

        If any provision of the Plan or any Award is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any person, or would disqualify the Plan or any Award under any law deemed applicable by the Plan Administrator, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the Plan Administrator's determination, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Option shall remain in full force and effect.

16.8 Section 409A of the Code

        Notwithstanding anything contained in this Plan to the contrary, any and all Awards, payments, distributions, deferral elections, transactions and any other actions or arrangements made or entered into pursuant to this Plan shall remain subject at all times to compliance with the requirements of Section 409A of the Code.

        To the extent that the Plan Administrator determines that any Award granted under this Plan is subject to Section 409A, the agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A. Notwithstanding any provision of this Plan to the contrary, in the event that the Plan Administrator determines that any Award may be subject to Section 409A, the Plan Administrator may adopt such amendments to this Plan and the applicable agreement evidencing the Award or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Plan Administrator determines are necessary or appropriate to (a) exempt the Award from Section 409A or (b) comply with the requirements of Section 409A.

16.9 Choice of Law

        The Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by the laws of the United States, shall be governed by the laws of the State of Washington without giving effect to principles of conflicts of laws.

SECTION 17. EFFECTIVENESS OF THIS PLAN

        This Plan, as amended and restated, shall become effective upon approval by the Company's shareholders.

 APPENDIX I

        "Acquired Entity" means any entity acquired by the Company or a Related Corporation or with which the Company or a Related Corporation merges or combines.

        "Award" means an Option, Restricted Stock or Stock Unit.

        "Board" means the Board of Directors of the Company.

        "Cause" shall mean fraud, conduct prohibited by law (except minor violations), misconduct, dishonesty or unauthorized use or disclosure of confidential information, in each case as determined by the Plan Administrator. The Plan Administrator's determination shall be conclusive and binding.

        "Code" means the Internal Revenue Code of 1986, as it may be amended from time to time.

        "Common Stock" means the Company's class of capital stock designed as common stock, or, in the event that the outstanding shares of Common Stock are after the date this Plan is approved by the shareholders of the Company, recapitalized, converted into or exchanged for different stock or securities of the Company, such other stock or securities.

        "Corporate Transaction" means a merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation of the Company, as a result of which the shareholders of the Company receive cash, stock or other property in exchange for or in connection with their shares of Common Stock. Solely with respect to an Award that is subject to Section 409A, this definition is intended to comply with the definition of "change in control" under Section 409A, and, to the extent that the above definition does not so comply, the definition of "change in control" set forth in Section 409A shall be incorporated by reference into this Plan as fully as if set forth herein verbatim and this Plan shall be operated in accordance with the above definition of Corporate Transaction as modified to the extent necessary to ensure that the definition complies with Section 409A.

        "Covered Employee" means a "covered employee" as that term is defined for purposes of Section 162(m)(3) of the Code or any successor provision.

        "Disability" means disability as defined in Section 22(e)(3) of the Code or any successor provision thereto. Notwithstanding the foregoing, "Disability," for purposes of Awards subject to Section 409A, has the meaning given such term under Section 409A.

        "Employer" means individually or collectively the Company or Related Corporations.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "Exercise Price" means the price per share at which an Option is exercisable.

        "Incentive Stock Option" means an Option granted with the intention that it qualifies as an "incentive stock option" as that term is defined in Section 422 of the Code or any successor provision thereto.

        "Nonqualified Stock Option" means an Option other than an Incentive Stock Option.

        "Option" means the right to purchase Common Stock granted under Section 6.

        "Option Expiration Date" means the last day of the maximum term of the Option.

        "Participant" means the person to whom an Award is granted.

        "Plan" means the Poniard Pharmaceuticals, Inc. Amended and Restated 2004 Incentive Compensation Plan.

        "Plan Administrator" means the administrator of the Plan as set forth in Section 9.

        "Related Corporation" means (a) when referring to a subsidiary corporation, any corporation (other than the Company) in, at the time of the granting of the Option, an unbroken chain of corporations ending with the Company, if stock possessing 50% or more of the total combined voting power of all classes of stock of each of the corporations other than the Company is owned by one of the other corporations in such chain, and (b) when referring to a parent corporation, any corporation in an unbroken chain of corporations ending with the Company if, at the time of the granting of the Option, each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

        "Restricted Stock" means an Award of shares of Common Stock granted under Section 8, the rights of ownership of which may be subject to restrictions prescribed by the Plan Administrator.

        "Retirement" means, unless otherwise defined by the Plan Administrator from time to time for purposes of the Plan or set forth in the Award agreement, retirement as an employee from the Employer on or after age 65.

        "Section 409A" means Section 409A of the Code, including any proposed and final regulations and other guidance issued thereunder by the Department of the Treasury and/or the Internal Revenue Service.

        "Securities Act" means the Securities Act of 1933, as amended.

        "Stock Unit" means an Award granted under Section 8 denominated in units of Common Stock.

        "Substitute Awards" means Awards granted or shares of Common Stock issued by the Company in assumption of, or in substitution or exchange for, awards previously granted by a company acquired by the Employer or with which the Employer combines.

        "Ten Percent Shareholder" means an employee who owns more than 10% of the total combined voting power of all classes of stock of the Company or any Related Corporation. The determination of more than 10% ownership shall be made in accordance with Section 422 of the Code.

        "Termination of Service" means a termination of employment or service relationship with the Employer for any reason, whether voluntary or involuntary, including by reason of death, Disability or Retirement. Any question as to whether and when there has been a Termination of Service for the purposes of an Award and the cause of such Termination of Service shall be determined by the Plan Administrator, whose determination shall be conclusive and binding. Transfer of a Participant's employment or service relationship between the Company and any Related Corporation shall not be considered a Termination of Service for purposes of an Award. Unless the Plan Administrator determines otherwise, a Termination of Service shall be deemed to occur if the Participant's employment or service relationship is with an entity that has ceased to be a Related Corporation.

        "Total Disability" means unless otherwise defined by the Plan Administrator or set forth in the Award agreement, a mental or physical impairment of the Participant that is expected to result in death or that has lasted or is expected to last for a continuous period of 12 months or more and which causes the Participant to be unable, in the opinion of the Company, to perform his or her duties for the Company and to be engaged in any substantial gainful activity. Total Disability shall be deemed to have occurred on the first day after the Company has furnished its opinion of Total Disability to the Plan Administrator. Notwithstanding the foregoing, "Total Disability," for purposes of Awards subject to Section 409A, has the meaning given such term under Section 409A.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date PONIARD PHARMACEUTICALS, INC. M24917-P96249 PONIARD PHARMACEUTICALS, INC. 7000 SHORELINE COURT, SUITE 270 SOUTH SAN FRANCISCO, CA 94080 ATTN: MICHAEL K. JACKSON To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. Please indicate if you plan to attend this meeting. For Against Abstain 2. Proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2010. 3. Proposal to amend and restate the Company’s Amended and Restated 2004 Incentive Compensation Plan to increase the number of shares issuable under the plan and to increase limits on the number of shares that may be granted as awards to individuals in a calendar year to qualify such awards as performance-based compensation under Section 162(m) of the Internal Revenue Code. Instruction for Cumulative Voting for Directors: To cumulate votes for directors as explained in the Proxy Statement, do NOT mark "For All," "Withhold All" or "For All Except" above. Instead, check the box to the right and specify the method of cumulative voting on the reverse side of this card in the section called "Cumulative Voting Instructions" by writing the number of shares of common stock to be voted for the individual nominee(s) and the number(s) of the nominee(s). If you wish to cumulate your votes, you must use the proxy card method of voting, rather than voting by telephone or the Internet. In order to request paper copies of the proxy materials, including a proxy card, please follow the instructions included in the Notice of Internet Availability. For All Withhold All For All Except 0 0 0 0 0 0 Yes No 0 0 0 0 0 0 01) Gerald McMahon 02) Robert S. Basso 03) Frederick B. Craves 04) E. Rolland Dickson 05) Carl S. Goldfischer 06) Robert M. Littauer 07) Ronald A. Martell 08) Nicholas J. Simon III 09) David R. Stevens 10) Gary A. Lyons 1. Election of Directors Nominees: The Board of Directors recommends you vote FOR the following proposals: VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends that you vote FOR the following: Please sign below exactly as your name or names appear on your stock certificate. When shares are held jointly, each person should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. An authorized person should sign on behalf of corporations, partnerships and associations and give his or her title. NOTE: The proxies are authorized to vote in their discretion upon other matters that may properly come before the meeting or any adjournment or postponement thereof.

Cumulative Voting Instructions: (If you noted Cumulative Voting Instructions, please mark the corresponding box on the reverse side.) PONIARD PHARMACEUTICALS, INC. Annual Meeting of Shareholders to be held on June 9, 2010 This proxy is solicited on behalf of the Board of Directors The undersigned hereby appoints Ronald A. Martell and Anna L. Wight, and each of them, as lawful agents and proxies, with full power of substitution in each to represent and to vote, as specified in this proxy, all the shares of Poniard Pharmaceuticals, Inc. common stock held of record by the undersigned on April 16, 2010, at the Annual Meeting of Shareholders to be held at 9:00 AM, PDT, on June 9, 2010, at the Poniard Corporate Headquarters, 7000 Shoreline Court, Suite 270, South San Francisco, CA 94080, and at any adjournments or postponements thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted FOR Proposals 1, 2 and 3. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. Continued and to be signed on reverse side M24918-P96249

QuickLinks

PONIARD PHARMACEUTICALS, INC.
Notice of 2010 Annual Meeting of Shareholders
ELECTION OF DIRECTORS (PROPOSAL 1)
BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
EXECUTIVE COMPENSATION
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS WITH MANAGEMENT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (PROPOSAL 2)
APPROVAL OF AMENDED AND RESTATED 2004 INCENTIVE COMPENSATION PLAN (PROPOSAL 3)
PROPOSALS OF SHAREHOLDERS
OTHER BUSINESS
HOUSEHOLDING OF PROXY MATERIALS
ANNUAL REPORT ON FORM 10-K
  Annex A
PONIARD PHARMACEUTICALS, INC. AMENDED AND RESTATED 2004 INCENTIVE COMPENSATION PLAN (As amended and restated on , 2010)
SECTION 1. PURPOSE
SECTION 2. DEFINITIONS
SECTION 3. ELIGIBILITY
SECTION 4. AWARDS
SECTION 5. STOCK SUBJECT TO THIS PLAN
SECTION 6. PLAN TERMS AND CONDITIONS OF OPTIONS
SECTION 7. INCENTIVE STOCK OPTION LIMITATIONS
SECTION 8. RESTRICTED STOCK AND STOCK UNITS
SECTION 9. ADMINISTRATION
SECTION 10. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION
SECTION 11. WITHHOLDING
SECTION 12. ASSIGNABILITY
SECTION 13. CODE SECTION 162(m) PROVISIONS
SECTION 14. LEGAL REQUIREMENTS AND SECURITIES REGULATION
SECTION 15. AMENDMENT AND TERMINATION
SECTION 16. GENERAL
SECTION 17. EFFECTIVENESS OF THIS PLAN
APPENDIX I